Exhibit 10.13(a)

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DATED AS OF JANUARY 31, 2013

AMONG

SMITHFIELD RECEIVABLES FUNDING LLC,
AS BORROWER,

SMITHFIELD FOODS, INC.,
AS SERVICER,

THE LENDERS AND CO-AGENTS FROM TIME TO TIME PARTY HERETO,

AND

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
AS ADMINISTRATIVE AGENT AND LETTER OF CREDIT ISSUER

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ARTICLE I.	THE ADVANCES......................................................................3

Section 1.1.	Credit Facility.................................................................3

Section 1.2.	Increases.........................................................................4

Section 1.3.	Decreases.......................................................................5

Section 1.4.	Deemed Collections; Borrowing Limit..........................5

Section 1.5.	Payment Requirements..................................................6

Section 1.6.	Advances; Ratable Loans; Funding Mechanics; Liquidity Fundings.........................................................6

Section 1.7.	Letters of Credit.............................................................6

Section 1.8.	Letters of Credit Fees.....................................................6

ARTICLE II.	PAYMENTS AND COLLECTIONS.........................................7

Section 2.1.	Payments........................................................................7

Section 2.2.	Collections Prior to an Event of Default........................7

Section 2.3.	Collections Following an Event of Default...................8

Section 2.4.	Payment Rescission.......................................................9

ARTICLE III.	CONDUIT FUNDING...............................................................9

Section 3.1.	CP Costs.........................................................................9

Section 3.2.	Calculation of CP Costs.................................................9

Section 3.3.	CP Costs Payments........................................................9

Section 3.4.	Default Rate...................................................................9

ARTICLE IV.	COMMITTED LENDER FUNDING.......................................9

Section 4.1.	Committed Lender Funding..........................................9

Section 4.2.	Interest Payments.........................................................10

Section 4.3.	Selection and Continuation of Interest Periods............10

Section 4.4.	Committed Lender Interest Rates................................10

Section 4.5.	Suspension of the Adjusted Federal Funds Rate and LIBO Rate....................................................................11

Section 4.6.	Default Rate.................................................................11

ARTICLE V.	REPRESENTATIONS AND WARRANTIES.........................11

Section 5.1.	Representations and Warranties of the Loan Parties....11

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(continued)
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Section 5.2.	Certain Committed Lender Representations and Warranties....................................................................16

ARTICLE VI.	CONDITIONS OF ADVANCES.............................................16

Section 6.1.	Conditions Precedent to Initial Advance......................16

Section 6.2.	Conditions Precedent to All Advances and L/C Credit Extensions....................................................................17

ARTICLE VII.	COVENANTS.........................................................................17

Section 7.1.	Affirmative Covenants of the Loan Parties.................17

Section 7.2.	Negative Covenants of the Loan Parties......................27

ARTICLE VIII.	ADMINISTRATION AND COLLECTION............................28

Section 8.1.	Designation of Servicer................................................28

Section 8.2.	Duties of Servicer.........................................................29

Section 8.3.	Collection Notices........................................................30

Section 8.4.	Responsibilities of Borrower........................................31

Section 8.5.	Monthly Reports..........................................................31

Section 8.6.	Servicing Fee...............................................................31
ARTICLE IX.    EVENTS OF DEFAULT................................................................31

Section 9.1.	Events of Default.........................................................31

Section 9.2.	Remedies......................................................................34

ARTICLE X.	INDEMNIFICATION..............................................................34

Section 10.1.	Indemnities by the Loan Parties...................................34

Section 10.2.	Increased Cost and Reduced Return............................38

Section 10.3.	Other Costs and Expenses............................................39

ARTICLE XI.	THE AGENTS.........................................................................39

Section 11.1.	Authorization and Action.............................................39

Section 11.2.	Delegation of Duties....................................................40

Section 11.3.	Exculpatory Provisions................................................40

Section 11.4.	Reliance by Agents......................................................41

Section 11.5.	Non-Reliance on Other Agents and Other Lenders.....41

Section 11.6.	Reimbursement and Indemnification...........................42

Section 11.7.	Agents in their Individual Capacities...........................42

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(continued)
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Section 11.8.	Conflict Waivers..........................................................42

Section 11.9.	UCC Filings.................................................................42

Section 11.10.	Successor Administrative Agent and Letter of Credit Issuer............................................................................43

ARTICLE XII.	ASSIGNMENTS; PARTICIPATIONS....................................43

Section 12.1.	Assignments.................................................................43

Section 12.2.	Participations................................................................44

Section 12.3.	Register........................................................................45

Section 12.4	Federal Reserve............................................................45

ARTICLE XIII.	SECURITY INTEREST...........................................................45

Section 13.1.	Grant of Security Interest.............................................45

Section 13.2.	Termination after Final Payout Date............................45

ARTICLE XIV.	MISCELLANEOUS................................................................46

Section 14.1.	Waivers and Amendments............................................46

Section 14.2.	Notices.........................................................................47

Section 14.3.	Ratable Payments.........................................................47

Section 14.4.	Protection of Administrative Agent’s Security Interest..........................................................................48

Section 14.5.	Confidentiality..............................................................48

Section 14.6.	Bankruptcy Petition.....................................................49

Section 14.7.	Limitation of Liability..................................................49

Section 14.8.	CHOICE OF LAW.......................................................50

Section 14.9.	CONSENT TO JURISDICTION.................................50

Section 14.10.	WAIVER OF JURY TRIAL........................................50

Section 14.11.	Integration; Binding Effect; Survival of Terms...........51

Section 14.12.	Counterparts; Severability; Section References...........51

Section 14.13.	Intercreditor Agreement...............................................51

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II-A	Form of Borrowing Notice

Exhibit II-B	Form of Reduction Notice

Exhibit III	Places of Business of the Loan Parties and the Performance Guarantor; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Assignment Agreement

Exhibit VI	Form of Monthly Report

Exhibit VII	Form of Performance Undertaking
Exhibit VIII    Form of Request for Letter of Credit

Schedule A	Commitments

Schedule B	Closing Documents

Schedule C	Lender Supplement

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AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of January 31, 2013 is entered into by and among Smithfield Receivables Funding LLC, a Delaware limited liability company (“Borrower”), Smithfield Foods, Inc., a Virginia corporation (“Smithfield”), as initial servicer (the “Servicer” together with Borrower, the “Loan Parties” and each, a “Loan Party”), Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), in its capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (the “Administrative Agent” collectively with the Administrative Agent and Co-Agents, the “Agents”) and in its capacity as letter of credit issuer hereunder or any successor letter of credit issuer hereunder (the “Letter of Credit Issuer”), and the Lenders and the Co-Agents from time to time party hereto, and amends and restates in its entirety that certain Credit and Security Agreement, dated as of June 9, 2011, by and among the Loan Parties, Rabobank, as administrative agent and letter of credit issuer and the Lenders and Co-Agents from time to time party thereto.
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS

WHEREAS, Borrower desires to borrow from the Lenders from time to time, which borrowings may take the form of an Advance or Letter of Credit Extension.
WHEREAS, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, at the request of Borrower, issue Letters of Credit.
WHEREAS, subject to the terms and conditions hereof, each Unaffiliated Committed Lender shall, at the request of Borrower, make its Percentage of such Advance or L/C Participation Funding.
WHEREAS, the Conduits may, in their absolute and sole discretion, make Advances or L/C Participation Fundings to Borrower from time to time. In the event that any Conduit declines to make its Conduit Group’s Percentage of any Advance or any L/C Participation Funding, the applicable Conduit’s Committed Lender(s) shall, subject to the terms and conditions hereof, unless Borrower cancels its Borrowing Notice as to all Lenders, make such Conduit Group’s Percentage of such Advance or L/C Participation Funding, as applicable.
WHEREAS, Rabobank has been requested and is willing to act as Administrative Agent on behalf of the Lenders in accordance with the terms hereof.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I.
THE ADVANCES
Section 1.1.    Credit Facility.
(a)    Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:
(i)    Borrower may request Advances in an aggregate principal amount at any one time outstanding not to exceed the lesser of (x) the Aggregate Commitment less the Letter of Credit Liability and (y) the Borrowing Base (such lesser amount, the “Borrowing Limit”); and
(ii)    upon receipt of a copy of each Borrowing Notice from Borrower, (A) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance specified in such Borrowing Notice, and (B) each Co-Agent belonging to a Conduit Group shall determine whether its Conduit will fund a Loan in an amount equal to its Conduit Group’s Percentage of the requested Advance specified in such Borrowing Notice. In the event that a Conduit elects not to make any such Loan to Borrower, the applicable Co-Agent shall promptly notify the Borrower and, unless Borrower cancels its Borrowing Notice as to all Lenders, (1) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance, (2) each of such Conduit’s Committed Lenders severally agrees to fund a Loan in an amount equal to its Pro Rata Share of its Conduit Group’s Percentage of such Loan and (3) each other Conduit shall fund a Loan in an amount equal to its Percentage of the required Advance; provided that (I) at no time may the aggregate principal amount of any Conduit Group’s Loans and Percentage of Letter of Credit Liability outstanding, exceed the lesser of (x) the aggregate amount of such Conduit’s Committed Lenders’ Commitments, and (y) such Conduit Group’s Percentage of the Borrowing Base (such lesser amount, such Conduit Group’s “Allocation Limit”), and (II) at no time may the aggregate principal amount of any Unaffiliated Committed Lender’s Loans and Percentage of Letter of Credit Liability outstanding exceed the lesser of (x) such Unaffiliated Committed Lender’s Commitment and (y) such Unaffiliated Committed Lender’s Percentage of the Borrowing Base (such lesser amount, such Unaffiliated Committed Lender’s “Allocation Limit”).
Each Advance shall be made ratably amongst the Conduit Groups and the Unaffiliated Committed Lenders, collectively, in accordance with their respective Percentages. Each of the Advances, and all other Obligations of Borrower, shall be secured by the Collateral as provided in Article XIII. Subject to Sections 1.6(d) and (e), it is the intent of the Conduits, but not the Committed Lenders, to fund all Advances by the issuance of Commercial Paper. Borrower shall not make a request for more than one (1) Advance, and no more than one (1) Advance shall occur, during any calendar week.

(b)    Borrower may, upon at least thirty (30) Business Days’ notice to the Co-Agents, terminate in whole or reduce in part, ratably among the Committed Lenders in accordance with their respective Commitments, the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $20,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Committed Lenders ratably in accordance with their respective Commitments.
Section 1.2.    Increases. Not later than 2:00 p.m. (New York City time) on the second (2nd) Business Day prior to a proposed borrowing, Borrower shall provide the Co-Agents with written notice of each Advance in the form set forth as Exhibit II-A hereto (each, a “Borrowing Notice”). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $5,000,000 or a larger integral multiple of $100,000) and the Borrowing Date and the requested Interest Rate and Interest Period for any portion to be funded by any Committed Lender. Upon receipt of a Borrowing Notice, (a) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance specified in such Borrowing Notice, and (b) each Co-Agent shall determine whether its Conduit will fund a Loan in an amount equal to its Conduit Group’s Percentage of the requested Advance specified in such Borrowing Notice. If a Conduit declines to make its Percentage of a proposed Advance, Borrower may cancel the Borrowing Notice as to all Lenders or, in the absence of such a cancellation, the Advance will be made by each Unaffiliated Committed Lender, each other Conduit and such Conduit’s Committed Lenders. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Lender will cause the proceeds of its Loan comprising a portion of such Advance to be deposited to the Facility Account, in immediately available funds, no later than 3:00 p.m. (New York City time), an amount equal to (i) in the case of a Conduit or an Unaffiliated Committed Lender, its Percentage of the principal amount of the requested Advance or (ii) in the case of a Conduit’s Committed Lender, each such Committed Lender’s Pro Rata Share of its Conduit Group’s Percentage of the principal amount of the requested Advance.
Section 1.3.    Decreases. Except as provided in Section 1.4, Borrower shall provide the Co-Agents with prior written notice by 2:00 p.m. (New York City time) of any proposed reduction of Aggregate Principal in the form of Exhibit II-B hereto in conformity with the Required Notice Period (each, a “Reduction Notice”). Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of each of the Lenders in accordance with the principal amount (if any) thereof (the “Aggregate Reduction”).
Section 1.4.    Deemed Collections; Borrowing Limit.
(a)    If on any day:

(i)    the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services (including any In-Transit Collateral that is returned or not accepted by the relevant Obligor), any cash discount or any other adjustment by the applicable Originator or any Affiliate thereof, or
(ii)    the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the applicable Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
(iii)    the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
(iv)    the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than receipt of Collections thereon or such Receivable becoming a Defaulted Receivable), or
(v)    any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable, then, on such day, Borrower shall be deemed to have received a Collection of such Receivable in the following amounts: (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance of such Receivable and the amount included with respect to such Receivable in calculating the then applicable Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.
(b)    Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the sum of (x) the aggregate outstanding principal amount of the Loans and (y) the Percentage of Letter of Credit Liability relating to any Unaffiliated Committed Lender or any Conduit Group exceeds such Unaffiliated Committed Lender’s or such Conduit Group’s Allocation Limit, Borrower shall prepay such Loans by wire transfer to the applicable Co-Agent received not later than 12:00 noon (New York City time) on the next succeeding Settlement Date in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid (as allocated by the applicable Co-Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit and each Conduit Group’s and each Unaffiliated Committed Lender’s respective Percentage of the Aggregate Principal is less than or equal to the applicable Allocation Limit.

Section 1.5.    Payment Requirements. All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. For the avoidance of doubt, the delivery times referenced in the preceding sentence shall only apply to the payment of amounts due and payable by the Loan Parties. If such amounts are payable to a Lender they shall be paid to the applicable Payment Account, for the account of such Lender, until otherwise notified by such Lender. The fees of the Lenders shall be invoiced and paid on a monthly basis pursuant to Article II hereof. All computations of CP Costs, Interest at the LIBO Rate, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter and the L/C Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Interest at the Alternate Base Rate, the Adjusted Federal Funds Rate or the Default Rate shall be made on the basis of a year of 365 days (or 366 days, when appropriate) for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.6.    Advances; Ratable Loans; Funding Mechanics; Liquidity Fundings.
(a)    Each Advance hereunder shall be made ratably by the Unaffiliated Committed Lenders and the Conduit Groups, collectively, in accordance with their respective Percentages.
(b)    Each Advance hereunder shall consist of one or more Loans made by (i) each Unaffiliated Committed Lender and (ii) the Conduits and/or the Committed Lenders in their Conduit Groups.
(c)    Each Lender funding any Loan shall cause the principal amount thereof to be wire transferred to the Facility Account (or to such other account as may be specified by Borrower in its Borrowing Notice) in immediately available funds as soon as possible but in no event later than 3:00 p.m. (New York City time) on the applicable Borrowing Date.
(d)    While it is the intent of each Conduit (but not of any Committed Lender) to fund and maintain its Percentage of each requested Advance through the issuance of Commercial Paper, the parties acknowledge that if any Conduit is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit shall put all or any portion of its Loans to the Committed Lenders in its Conduit Group at any time pursuant to its applicable Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans, Adjusted Federal Funds Rate Loans or LIBO Rate Loans, or a combination thereof, selected by Borrower in accordance with Article IV and agreed to by the applicable Co-Agent. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by a Conduit or the sale of one or more participations in a Loan made by a Conduit, each Committed Lender in such Conduit’s Conduit Group participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.
(e)    Nothing herein shall be deemed to commit any Conduit to make Loans.
Section 1.7.    Letters of Credit.
(a)    Letter of Credit Commitment. (i) Subject to the terms and conditions hereof: (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 1.7: (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower, in aggregate face amounts that shall be not less than $100,000 or such lesser amount as shall be acceptable to the Letter of Credit Issuer, as the Borrower may request, and to amend or extend Letters of Credit previously issued by it; and (2) to honor drawings under the Letters of Credit; and (B) the Committed Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that the Borrower may not request, and the Letter of Credit Issuer shall have no obligation to effect, any L/C Credit Extension unless (1) the conditions precedent set forth in Section 6.2 are satisfied, and (2) after giving effect to such L/C Credit Extension the Aggregate Principal will not exceed the Borrowing Limit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The form of Letter of Credit requested by the Borrower shall be in a form reasonably acceptable to the Letter of Credit Issuer. The Letter of Credit Issuer acknowledges that Letters of Credit may be issued in favor of one or more beneficiaries notified to the Borrower by one or more US Originators.
(ii)    The Letter of Credit Issuer shall not issue any Letter of Credit, if: (A) subject to Section 1.7(b)(iii), the expiry date of such Letter of Credit would occur later than the close of business on the earlier of (x) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (y) the Letter of Credit Expiration Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods not to exceed one year (which shall in no event extend beyond the Letter of Credit Expiration Date) under customary “evergreen” provisions; (B) the Letter of

Credit Issuer has received written notice from a Co-Agent that an Unmatured Event of Default or an Event of Default has occurred and is continuing; or (C) after giving effect to such L/C Credit Extension, the Aggregate Principal would exceed the Borrowing Limit.
(iii)    The Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit only if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Letter of Credit Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit would violate any requirement of law or one or more policies of the Letter of Credit Issuer; (C) such Letter of Credit is to be denominated in a currency other than Dollars; or (D) a default of any Lender’s obligations hereunder exists or any Committed Lender does not have a short term debt rating of at least A-1 by S&P and P-1 by Moody’s, unless the Letter of Credit Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Letter of Credit Issuer’s risk with respect to such Lender.
(iv)    The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if: (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)    It is understood that the Borrower shall be permitted to request Letters of Credit hereunder that contain a requirement that the stated amount of the Letter of Credit be reinstated following a drawing thereunder, and that such reinstatement of all or any portion of the Letter of Credit shall not be treated as the issuance of a new Letter of Credit, or an amendment, renewal or extension of such existing Letter of Credit, for any purpose hereunder or under the L/C Fee Letter; provided, for the avoidance of doubt, that any such reinstatement shall be taken into account for purposes of calculating Letter of Credit Liability.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Letter of Credit Issuer (with a copy to each Co-Agent) in the form of a Request for Letter of Credit and a Letter of Credit Application, each appropriately completed and signed by an Authorized Officer of the Borrower. Such Request for Letter of Credit and Letter of Credit Application must be received by the Letter of Credit Issuer and each Agent not later than 11:00 a.m. (New York time) at least five (5) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as each Co-Agent and the Letter of Credit Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Request of Letter of Credit and Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents, if any, to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, the related Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as the Letter of Credit Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with each Co-Agent (by telephone or in writing) that such Co-Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Letter of Credit Issuer will provide such Co-Agent with a copy thereof. The Letter of Credit Issuer shall also promptly (and in any event on the same day) notify each Co-Agent (which in turn shall promptly notify its related Committed Lenders) of the Request for Letter of Credit and Letter of Credit Application and the terms thereof. Unless the Letter of Credit Issuer has received written notice from any Co-Agent, the Servicer or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that any applicable condition precedent contained in Section 6.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.

(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if: (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (i), (ii) or (iii) of Section 1.7(a) or otherwise); or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent that it elects not to permit such extension, and directing the Letter of Credit Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)    Whenever the Letter of Credit Issuer issues a Letter of Credit, each Committed Lender shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably (i) agreed to acquire a participation interest therein in an amount equal to the applicable Percentage of the Letter of Credit Liability attributable to such Letter of Credit and (ii) committed to make an Advance equal to the applicable Percentage of the applicable reimbursement amount in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed by the Borrower upon such draw or an Advance with respect to such unreimbursed draw is not made by such Committed Lender’s related Conduit or a L/C Participation Funding. In the event that any Letter of Credit expires or is surrendered to the Letter of Credit Issuer without being drawn (in whole or in part) then, in such event, the foregoing commitment to make either an Advance or an L/C Participation Funding with respect to draws under such Letter of Credit shall expire with respect to such Letter of Credit and the Letter of Credit Liability shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding. Each Lender shall share in all rights and obligations resulting therefrom in accordance with such participation interest, including: (i) the right to receive from the Administrative Agent its share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive its share of the Letter of Credit Fee described in Section 1.8(a); and (iii) the obligation to reimburse the Letter of Credit Issuer through an Advance or an L/C Participation Funding hereunder upon receipt of notice of any payment by the Letter of Credit Issuer.
(c)    Drawings and Reimbursements; Funding of Participation.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower and each Co-Agent thereof. Not later than 10:00 a.m. (New York time) on the date of any payment by the Letter of Credit Issuer (an “Honor Date”), the Borrower shall reimburse the Letter of Credit Issuer in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Letter of Credit Issuer by such time, the Letter of Credit Issuer shall promptly notify each Co-Agent of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of each Lender’s Percentage thereof. Prior to the Facility Termination Date, and so long as the conditions precedent set forth in Section 6.2 are satisfied, each such notice by the Letter of Credit Issuer shall be treated as a Borrowing Notice by the Borrower for an Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount. In all other cases such notice shall be treated as a request for a L/C Participation Funding. Any notice given by the Letter of Credit Issuer pursuant to this Section 1.7(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    If the Letter of Credit Issuer so notifies a Co-Agent prior to 11:30 a.m. (New York time) on any Business Day, such Co-Agent shall make available to the Administrative Agent, for the account of the Letter of Credit Issuer, the applicable Percentage of the Unreimbursed Amount by 4:30 p.m. (New York time) on such Business Day (or a subsequent day specified by the Administrative Agent) in immediately available funds. If the Letter of Credit Issuer or the Administrative Agent so notifies a Co-Agent after 11:00 a.m. (New York time) on any Business Day, such Co-Agent shall make available to the Administrative Agent, for the account of the Letter of Credit Issuer the applicable Percentage of the Unreimbursed Amount by 12:00 noon (New York time) on the next Business Day (or a subsequent day specified by the Administrative Agent) in immediately available funds. If any amounts have been deposited into a segregated interest-bearing cash collateral account for the purpose of Cash Collateralizing the Letter of Credit Liability, the Letter of Credit Issuer shall use such funds to satisfy any drawings under the Letters of Credit prior to notifying the Co-Agents of the need for an Advance with respect thereto. Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Administrative Agent by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Letter of Credit Application. Each Conduit may (but is not committed to) fund an amount required to be paid by its Conduit Group under this Section 1.7. If any Conduit does not fund such amount, each Committed Lender in such Conduit’s Conduit Group shall fund such amount. Each Unaffiliated Committed Lender shall fund an amount required to be paid by it under this Section 1.7. For the avoidance of doubt, each Committed Lender may assign all or part of any L/C Participation Funding to a Conduit in its Conduit Group at any time.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by an Advance because the conditions set forth in Section 6.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Letter of Credit Issuer an L/C Funding in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Funding shall be due and payable on demand (together with interest) and shall bear interest at the Alternate Base Rate plus 2.0%. In such event, each Conduit Group’s and Unaffiliated Committed Lender’s payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to this Section 1.7(c) shall be deemed payment in respect of its participation in such L/C Funding and shall constitute an L/C Participation Funding from the applicable Unaffiliated Committed Lenders or the applicable Lenders in such Conduit Group, as applicable, in satisfaction of its participation obligation under this Section 1.7.
(iv)    Until each applicable Lender funds its Advance or L/C Participation Funding pursuant to this Section 1.7(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.
(v)    Each Committed Lender’s obligation to make L/C Participation Fundings to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 1.7(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Letter of Credit Issuer, the Borrower, or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Event of Default or an Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Participation Funding shall relieve or otherwise impair the obligation of the Borrower to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Committed Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Committed Lender pursuant to the foregoing provisions of this Section 1.7(c) by the time specified in Section 1.7(c)(ii), the Letter of Credit Issuer shall be entitled to recover from such Committed Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Letter of Credit Issuer submitted to any Committed Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Participation Funding in respect of such payment in accordance with Section 1.7(c), if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Participation Funding was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 1.7(c) or otherwise in respect of any Letter of Credit Liability is rescinded, set aside or otherwise required to be returned or paid over to another Person for any reason (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Committed Lender shall, and each Conduit may (and if a Conduit does not, the Committed Lenders in its Conduit Group shall), pay to the Administrative Agent for the account of the Letter of Credit Issuer the Pro Rata Share (in the case of a Committed Lender) of the related Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The provisions of this Section 1.7(d)(ii) shall survive the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Borrower to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Funding shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Transaction Document;
(ii)    the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law; or
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Letter of Credit Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, any Agent, or any Affiliates, officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender or any other Person for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Committed Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, any Agent, or any Affiliates, officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 1.7(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. Upon the request of the Administrative Agent: (A) if the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Funding; or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then-outstanding amount of the Letter of Credit Liability (determined as of the date of such L/C Funding or the Letter of Credit Expiration Date, as the case may be). In the event that, notwithstanding the foregoing, the Borrower fails to Cash Collateralize all or part of the then-outstanding amount of the Letter of Credit Liability as required pursuant to clause (B) of the immediately preceding sentence within one (1) Business Day of the Letter of Credit Expiration Date, each Conduit Group and Unaffiliated Committed Lender agrees to immediately pay to the Administrative Agent the amount needed to Cash Collateralize its Percentage of such amount, which amount shall be deemed to be an L/C Participation Funding for all purposes hereunder. In addition to the foregoing, the Borrower shall immediately Cash Collateralize the amount (if any) of any Defaulting Lender’s Percentage of Letter of Credit Liability that is not reallocated to another Committed Lender pursuant to Section 12.1(c)(ii).
(i)    “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer, as collateral for the Letter of Credit Liability, cash or deposit account balances in Dollars pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer in an amount equal to the Letter of Credit Liability plus accrued and unpaid interest and fees and expected future interest and fees with respect thereto. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Rabobank or another institution acceptable to the Administrative Agent (provided that upon the occurrence of an Unmatured Event of Default or an Event of Default, any such interest accrued to the date thereof shall be applied as additional compensation to the Letter of Credit Issuer). Unless otherwise required by law, upon the full and final payment of the Letter of Credit Liability, or the termination of all outstanding Letter of Credit Liability due to the expiration of all outstanding Letters of Credit prior to draws thereon, the Administrative Agent shall return to the Borrower any amounts remaining in any cash collateral account maintained by it with respect to the Letter of Credit Liability; provided, however, that, so long as no Unmatured Event of Default or Event of Default exists, to the extent individual Letters of Credit expire, the Administrative Agent will return to the Borrower any amount remaining in the cash collateral account in excess of the amount required to Cash Collateralize the Letter of Credit Liability in full as described above.
(h)    Applicability of ISP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower, the rules of the ISP shall apply to each Letter of Credit.
Section 1.8.    Letter of Credit Fees. The Borrower shall pay: (a) to the Administrative Agent for the account of the Committed Lenders, in consideration for the issuance of Letters of Credit hereunder, a fee (as defined in the L/C Fee Letter) per annum on the aggregate available undrawn amount of the outstanding Letters of Credit (such fee to be allocated among the Lenders in accordance with their respective Percentages); and (b) to the Letter of Credit Issuer for its own account the fees specified in the L/C Fee Letter (collectively, the “Letter of Credit Fees”). The Letter of Credit Fees shall be payable monthly in arrears on each Settlement Date for the Calculation Period preceding such Settlement

Date, commencing on the first such Settlement Date to occur after the issuance of any Letter of Credit, and continuing for so long as any Letter of Credit remains outstanding.
ARTICLE II.
PAYMENTS AND COLLECTIONS
Section 2.1.    Payments. Borrower hereby promises to pay:
(a)    subject to Section 9.2, the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;
(b)    the fees set forth in the Fee Letter and the L/C Fee Letter on the dates specified therein or herein;
(c)    all accrued and unpaid Interest and CP Costs on the Loans on each Settlement Date applicable thereto;
(d)    all Broken Funding Costs and Indemnified Amounts upon demand; and
(e)    any amounts required to paid by the Borrower pursuant to Section 1.7(g) to Cash Collateralize Letter of Credit Liability on the dates specified herein.
Section 2.2.    Collections Prior to the Commitment Termination Date. On each Settlement Date prior to the Commitment Termination Date, the Borrower shall deposit to each applicable Payment Account, for distribution to the applicable Lenders, a portion of the Collections received by it during the preceding Settlement Period (after deduction of the Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:
first, ratably to the payment of (i) all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing and (ii) all accrued and unpaid fees under the Fee Letter and/or the L/C Fee Letter, second, if required under Section 1.3 or 1.4, to the ratable reduction of the outstanding principal of each of the Loans, and third, for the ratable payment of all other unpaid Obligations of Borrower, if any, that are then due and owing.
The balance, if any, shall be paid to Borrower or otherwise in accordance with Borrower’s instructions. Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2, shall be shared ratably (within each priority) among the applicable payees in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

Section 2.3.    Collections Following the Commitment Termination Date. On the Commitment Termination Date and on each day thereafter, the Borrower (and the Servicer, to the extent the Servicer comes into possession of Collections on any such day) shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Commitment Termination Date, the Borrower shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent (as directed by any Co-Agent) (after payment or deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the applicable Payment Account the applicable Percentage of the amounts set aside and held in trust pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Obligations of Borrower as follows:
first, to the reimbursement of each Unaffiliated Committed Lender’s or the applicable Conduit Group’s Percentage of the costs of collection and enforcement of this Agreement incurred by the Administrative Agent, second, ratably to the payment of (i) all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any), and (ii) all accrued and unpaid fees under the Fee Letter and/or the L/C Fee Letter, third, to the ratable reduction of each Unaffiliated Committed Lender’s or each Conduit Group’s Percentage of the Aggregate Principal, fourth, for the ratable payment of all other unpaid Obligations of Borrower, and fifth, after the Final Payout Date, to Borrower.
Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3, shall be shared ratably (within each priority) among the Co-Agents and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.
Section 2.4.    Payment Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Payment Account (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.

ARTICLE III.
CONDUIT FUNDING
Section 3.1.    CP Costs. Borrower shall pay CP Costs with respect to the principal balance of each Conduit’s Loans from time to time outstanding.
Section 3.2.    Calculation of CP Costs. Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, each Conduit shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify the Administrative Agent, who shall promptly notify the Borrower of such aggregate amount, not later than the 2nd Business Day immediately preceding such Monthly Reporting Date.
Section 3.3.    CP Costs Payments. (a) With respect to CP Rate Loans made by a Pooled Fund Conduit, on each Settlement Date, Borrower shall pay to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit for the calendar month then most recently ended and (b) with respect to CP Rate Loans made by a Conduit that is not a Pooled Fund Conduit, on each Settlement Date, the Borrower shall pay to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit, in each case in accordance with Article II.
Section 3.4.    Default Rate. From and after the occurrence of an Event of Default, all Loans of the Conduits shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.
ARTICLE IV.
COMMITTED LENDER FUNDING
Section 4.1.    Committed Lender Funding. Prior to the occurrence of an Event of Default, the outstanding principal balance of each Loan made by an Unaffiliated Committed Lender and each Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate, the Adjusted Federal Funds Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the applicable Co-Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan transferred to the Committed Lenders in its Conduit Group by the applicable Conduit pursuant to its Liquidity Agreement shall be the Adjusted Federal Funds Rate (unless the Default Rate is then applicable). If the applicable Committed Lenders in a Conduit Group acquire by assignment from the applicable Conduit any Loan pursuant to a Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.
Section 4.2.    Interest Payments. On the Settlement Date for each Loan of an Unaffiliated Committed Lender and each Liquidity Funding, Borrower shall pay to the applicable Co-Agent (for the benefit of the Committed Lenders in its Conduit Group) an aggregate amount equal to the accrued and unpaid Interest on each such Loan or Liquidity Funding in accordance with Article II.
Section 4.3.    Selection and Continuation of Interest Periods.
(a)    Borrower shall from time to time request Interest Periods for the Loans of each Unaffiliated Committed Lender and the Liquidity Fundings; provided that if at any time any Loan of such Unaffiliated Committed Lender or Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (A) of the definition of Settlement Date; and provided, further, that the decision as to whether a Conduit will utilize Liquidity Fundings shall reside with the applicable Co-Agent and not with Borrower.
(b)    Borrower or the applicable Committed Lender (or, if applicable, such Committed Lender’s Co-Agent), upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the “Terminating Tranche”) for any Loan of any Unaffiliated Committed Lender or Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Loan or Liquidity Funding into multiple Loans or Liquidity Fundings, as the case may be, (ii) combine any such Loan of such Unaffiliated Committed Lender or Liquidity Funding with one or more other Loans of such Unaffiliated Committed Lender or Liquidity Fundings, as applicable, that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Loan of such Unaffiliated Committed Lender or Liquidity Funding with a new Loan or Liquidity Funding, as applicable, to be made by the Committed Lenders on the day such Terminating Tranche ends.
Section 4.4.    Committed Lender Interest Rates. Borrower may select the LIBO Rate, the Adjusted Federal Funds Rate or the Alternate Base Rate and agreed to by the related Co-Agent for each Loan of each Unaffiliated Committed Lender and each Liquidity Funding. Borrower shall by 12:00 noon (New York City time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as the Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate or the Adjusted Federal Funds Rate is being requested as a new Interest Rate, give the Co-Agent irrevocable notice of the applicable Interest Rate for the Loan or Liquidity Funding associated with such Terminating Tranche. Until Borrower gives notice of another Interest Rate, the initial Interest Rate for any Loan transferred by a Conduit to the Committed Lenders in its Conduit Group pursuant to its Liquidity Agreement shall be the Adjusted Federal Funds Rate (unless the Default Rate is then applicable).
Section 4.5.    Suspension of the Adjusted Federal Funds Rate and LIBO Rate.
(a)    If any Committed Lender notifies the Borrower that it has determined that funding at a LIBO Rate or the Adjusted Federal Funds Rate would violate any applicable law, rule, regulation, or directive of any Governmental Authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match-fund its Loan or Liquidity Funding at a LIBO Rate are not available or (ii) a LIBO Rate or the Adjusted Federal Funds Rate does not accurately reflect the cost of acquiring or maintaining a Loan or Liquidity Funding at such rate, then such Committed Lender may suspend the availability of such LIBO Rate or the Adjusted Federal Funds Rate, as the case may be, for such Committed Lender and require Borrower to select (by notice to the applicable Co-Agent) a different Interest Rate for such Loan or Liquidity Funding; provided, however, that in no event may Borrower select the CP Rate for any Loan of a Committed Lender or any Liquidity Funding.
(b)    If less than all of the Committed Lenders in a Conduit Group give a notice to Borrower pursuant to Section 4.5(a), each Committed Lender in such Conduit Group which gave such a notice shall be obliged, at the request of Borrower, the applicable Conduit or the applicable Co-Agent, to assign all of its rights and obligations hereunder to (i) another Committed Lender in such Conduit Group, or (ii) another funding entity nominated by Borrower or, if applicable, such Committed Lender’s Co-Agent that is an Eligible Assignee willing to participate in this Agreement through the Scheduled Termination Date in the place of such notifying Committed Lender; provided that (i) the notifying Committed Lender receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Committed Lender otherwise satisfies the requirements of Section 12.1(b).
Section 4.6.    Default Rate. From and after the occurrence of an Event of Default, all Loans of any Unaffiliated Committed Lender and all Liquidity Fundings shall accrue Interest at the Default Rate.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Section 5.1.    Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the Closing Date, as of the date hereof, as of the date of each Advance and each L/C Credit Extension and as of each Settlement Date that:
(a)    Existence and Power. Such Loan Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except, in the case of Smithfield, where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.
(c)    No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e)    Actions, Suits. Except as disclosed in the filings made by the Servicer with the Securities and Exchange Commission, there are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or Governmental Authority.
(f)    Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Accuracy of Information. All information heretofore furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such

Loan Party or any of its Affiliates to the Agents or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading; provided, that with respect to projected financial information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
(h)    Use of Proceeds. Borrower represents and warrants that no proceeds of any Advance or Letter of Credit hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Borrower represents and warrants that: (i) immediately after the contribution of the Initial Contributed Assets by SFFC in accordance with the Receivables Sale Agreement, and immediately after the transfer by each Originator of the Initial Purchased Assets and each subsequent Receivable under the Receivables Sale Agreement, Borrower is the legal and beneficial owner of all of the right, title and interest in the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except an Adverse Claim in favor of the Administrative Agent for the benefit of the Secured Parties or an Adverse Claim arising under the Intercreditor Agreement that is subordinate to the lien of the Administrative Agent created hereby, and (ii) there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC or the PPSA (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.
(j)    Perfection. Borrower represents and warrants that: (i) this Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim, except an Adverse Claim in favor of the Administrative Agent for the benefit of the Secured Parties or an Adverse Claim arising under the Intercreditor Agreement that is subordinate to the lien of the Administrative Agent created hereby, and (ii) there have been or (within 2 Business Days after the date of any Advance) will be duly filed all financing statements or other similar instruments or documents necessary under the UCC and the PPSA (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) first priority security interest in the Collateral. Each of the Loan Parties represents and warrants that such Loan Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.

(k)    Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III.
(l)    Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III to the Receivables Sale Agreement. While Borrower has granted Servicer access to the Lock-Boxes and Collection Accounts prior to delivery of a Collection Notice, Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, and the ABL Representative as contemplated by the Intercreditor Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(m)    Material Adverse Effect. (i) The Servicer represents and warrants that since April 29, 2012, no event has occurred that would have a material adverse effect on the financial condition or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of its formation, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.
(n)    Names. Borrower represents and warrants that: (i) the name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized, and (ii) in the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(o)    Ownership of Borrower. After giving effect to the transactions on the Closing Date, Smithfield owns, directly or indirectly, 100% of the issued and outstanding Equity Interest of Borrower, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.

(p)    Not an Investment Company. Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(q)    Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Borrower represents and warrants that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.
(r)    Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy (other than any change expressly permitted pursuant to the Receivables Sale Agreement).
(s)    Payments to Applicable Originator. Borrower represents and warrants that: (i) with respect to each Receivable purchased by Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value (constituting the approximate fair market value) to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt, and (ii) no transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended, or any of the laws of Canada or of a province thereof.
(t)    Enforceability of Contracts. Borrower represents and warrants that each Contract with respect to each Receivable is effective to create, and has created (or with respect to In-Transit Receivables will create), a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)    Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

(v)    Borrowing Limit. Immediately after giving effect to each Advance, each L/C Credit Extension and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.
(w)    Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(x)    OFAC. None of the Loan Parties nor any Subsidiary or Affiliate of any Loan Party (a) is a Sanctioned Person, (b) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC or (c) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.
(y)    Solvency. Immediately after the consummation of the transactions to occur on the applicable Commencement Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the applicable Commencement Date. No Loan Party intends to, and no Loan Party believes that it or any of its Restricted Subsidiaries (other than Non-Material Subsidiaries) will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary (whether from anticipated refinancings, asset sales, capital contributions or otherwise) and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Restricted Subsidiary.
(z)    Taxes. Each Loan Party and its Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid all Taxes required to be paid by it except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower is and has always been treated as an entity that is disregarded as separate entity from its owner for U.S. federal income tax purposes and has not elected under Treasury regulations Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal income tax purposes.
(aa)    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (a) each Loan Party and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and of the Tax Code relating to Plans and the regulations and published interpretations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur. The minimum funding standards of ERISA and the Tax Code with respect to each Plan have been satisfied, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 5.2.    Certain Committed Lender Representations and Warranties. Each Committed Lender hereby represents and warrants to the Administrative Agent, the applicable Co-Agent and the applicable Conduit (if any) that:
(a)    Existence and Power. Such Committed Lender is a banking association or a limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under its Liquidity Agreement, if applicable.
(b)    No Conflict. The execution and delivery by such Committed Lender of this Agreement and its Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws or other organizational documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and, if applicable, its Liquidity Agreement have been duly authorized, executed and delivered by such Committed Lender.
(c)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution and delivery by such Committed Lender of this Agreement or, if applicable, its Liquidity Agreement and the performance of its obligations hereunder or thereunder.
(d)    Binding Effect. Each of this Agreement and, if applicable, its Liquidity Agreement constitutes the legal, valid and binding obligation of such Committed Lender enforceable against such Committed Lender in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI.
CONDITIONS OF ADVANCES
Section 6.1.    Conditions Precedent to Initial Advance. No Lender shall be obligated to make any Advance hereunder on the occasion of the initial Advance nor shall the Letter of Credit Issuer be obligated to issue any Letter of Credit, nor shall any Lender, the Administrative Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until all of the following conditions, after giving effect to the proposed Advance or Letter of Credit Extension, in each case, have been satisfied, in the sole discretion of the Administrative Agent:
(a)    Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement, each in form and substance satisfactory to the Administrative Agent;
(b)    The Borrower shall have paid all fees required to be paid by it, including all fees required hereunder, and shall have reimbursed each Lender and each Agent for all fees, costs and expenses of closing the transaction contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by any Lender and/or any Agent pursuant to the terms of this Agreement, the L/C Fee Letter and the Fee Letter;
(c)    the applicable Commencement Date shall have occurred; and
(d)    the Rating Agency Condition shall have been satisfied.
Section 6.2.    Conditions Precedent to All Advances and L/C Credit Extensions. Each Advance (including the initial Advance), each L/C Credit Extension and each rollover or continuation of the foregoing shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agents on or prior to the date thereof, in form and substance satisfactory to the Agents, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Borrower shall have delivered the Borrowing Notice in accordance with Section 1.2 or the Request for Letter of Credit in accordance with Section 1.7; (d) the Agents shall have received such other approvals, opinions or documents as it may reasonably request; and (e) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):
(i)    the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance or L/C Credit Extension (or such Settlement Date, as the case may be) as though made on and as of such date;

(ii)    no event has occurred and is continuing, or would result from such Advance or L/C Credit Extension (or the continuation thereof), that will constitute (A) an Event of Default or (B) an Unmatured Event of Default; and
(iii)    after giving effect to such Advance or L/C Credit Extension (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.
ARTICLE VII.
COVENANTS
Section 7.1.    Affirmative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:
(a)    Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agents:
(i)    Annual Reporting. Within 90 days after the end of each fiscal year of Servicer or Borrower, as applicable, Servicer’s and Borrower’s audited consolidated balance sheet and audited consolidated condensed statements of income, stockholders' equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the corresponding figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Servicer and its consolidated Subsidiaries or Borrower, as applicable, on a consolidated basis in accordance with GAAP consistently applied.
(ii)    Quarterly Reporting. Within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Servicer, Servicer’s unaudited consolidated balance sheet and unaudited consolidated condensed statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Financial Officer of Servicer as presenting fairly in all material respects the financial condition and results of operations of Servicer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Loan Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)    SEC Filings. Promptly after the same become publicly available, copies of all reports on Form 10-K, Form 10-Q and Form 8-K and all proxy statements filed by any Loan Party with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by such Loan Party to the holders of its Equity Interests generally, as the case may be.
(v)    Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Lender, copies of the same.
(vi)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would pursuant to the Receivables Sale Agreement require the consent of the Agent, requesting the Agents’ consent thereto.
(vii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as any Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Lenders under or as contemplated by this Agreement.
(b)    Notices. Such Loan Party will notify the Agents in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)    Events of Default or Unmatured Events of Default. The occurrence of each Event of Default and each Unmatured Event of Default, by a statement of an Authorized Officer of such Loan Party.
(ii)    Termination Date. The occurrence of the Termination Date under the Receivables Sale Agreement.
(iii)    Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.

(iv)    Downgrade of Performance Guarantor. Any downgrade in the rating of any Debt of Performance Guarantor by S&P or Moody’s, setting forth the Debt affected and the nature of such change.
(v)    Material Events. (i) With respect to Borrower, the occurrence of any other event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect and (ii) with respect to Servicer, a copy of each notice delivered pursuant to Section 5.02 of the Parent Credit Agreement as and when such notice is delivered thereunder.
(vi)    Independent Director. The decision to appoint a new director of the Borrower as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) Business Days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”
(vii)    ERISA. Promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly to the Administrative Agent after receipt thereof, and further provided that the rights granted to the Administrative Agent in this section shall be exercised not more than once during a 12-month period.
(c)    Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.
(d)    Audits. Such Loan Party will furnish to each of the Co-Agents from time to time such information with respect to it and the Receivables such Co-Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by any Co-Agent upon reasonable notice and at the sole cost of such Loan Party, permit such Co-Agent, or their agents or representatives (and shall cause each Originator to permit such Co-Agent or their agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and

(ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year.
(e)    Keeping and Marking of Records and Books.
(i)    The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    Such Loan Party will (and the Servicer will cause each Originator to): (A) on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agents, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Agents following the occurrence of an Event of Default: (x) mark each Contract with a legend describing the Administrative Agent’s security interest and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)    Maintenance and Enforcement of Receivables Sale Agreement and Performance Undertaking. Borrower will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agents.

Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement and the Performance Undertaking. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as any of the Agents may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h)    Ownership. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC and the PPSA (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as any of the Agents may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC and the PPSA (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as any of the Agents may reasonably request.
(i)    Lenders’ Reliance. Borrower acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that any Agent or any Lender may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:
(i)    maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of Borrower;

(ii)    not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity except for payments that may be received in any Lock-Box prior to 30 days after the date of this Agreement;
(iii)    observe all appropriate limited liability company procedures and formalities;
(iv)    pay its own liabilities, losses and expenses only out of its own funds;
(v)    maintain separate annual and quarterly financial statements prepared in accordance with generally accepted accounting principles, consistently applied, showing its assets and liabilities separate and distinct from those of any other person or entity;
(vi)    pay or bear the cost (or if such statements are consolidated, the pro-rata cost) of the preparation of its financial statements, and have such financial statements audited by a certified public accounting firm that is not affiliated with Borrower or its Affiliates;
(vii)    not guarantee or become obligated for the debts or obligations of any other entity or person;
(viii)    not hold out its credit as being available to satisfy the debts or obligations of any other person or entity;
(ix)    hold itself out as an entity separate and distinct from any other person or entity (including its Affiliates);
(x)    correct any known misunderstanding regarding its separate identity;
(xi)    use separate stationery, invoices, checks and the like bearing its own name;
(xii)    compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;
(xiii)    to the extent that Borrower and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that the Borrower bears its fair share of all such rent and expenses;
(xiv)    to the extent that Borrower and any of its Affiliates share the same officers, allocate fairly, appropriately and nonarbitrarily any salaries and expenses related to providing benefits to such officers between or among such entities, with the result that the Borrower will bear its fair share of the salary and benefit costs associated with all such common or shared officers;
(xv)    to the extent that Borrower and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that the Borrower bears its fair share of all such costs and expenses;
(xvi)    to the extent Borrower contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that the Borrower bears its fair share of all such costs;
(xvii)    not make any loans to any person or entity (other than such intercompany loans between Borrower and each Originator contemplated by this Agreement) or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities);
(xviii)    conduct its own business in its own name;
(xix)    hold all of its assets in its own name;
(xx)    maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;
(xxi)    not pledge its assets for the benefit of any other Person;
(xxii)    not identify itself as a division or department of any other entity;
(xxiii)    maintain adequate capital in light of its contemplated business operations and in no event less than the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;
(xxiv)    conduct transactions between Borrower and third parties in the name of Borrower and as an entity separate and independent from each of its Affiliates;
(xxv)    cause representatives and agents of Borrower to hold themselves out to third parties as being representatives or agents, as the case may be, of Borrower;

(xxvi)    not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are substantially similar to those which would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(xxvii)    not acquire or assume the obligations or acquire the securities of its Affiliates or owners, including partners of its Affiliates; provided, however, that notwithstanding the foregoing, Borrower is authorized to engage in and consummate each of the transactions contemplated by each Transaction Document and Borrower is authorized to perform its obligations under each Transaction Document;
(xxviii)    maintain its limited liability company status in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (B) its corporate charter requires that the Board of Directors of the Borrower shall at all times include at least one “Independent Director” as such term is defined herein.
(xxix)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and
(xxx)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Hogan Lovells US LLP, as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j)    Collections. Such Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect; provided, that amounts received in respect of any Excluded Receivables shall not be deposited in any Lock-Box or Collection Account. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement and to the ABL Representative as contemplated by the Intercreditor Agreement, and except for access granted to Servicer prior to delivery of Collection Notices.
(k)    Taxes. Such Loan Party will file all Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and governmental charges at any time owing, except any such Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any and all present and future stamp, documentary, and other similar Taxes and governmental charges payable in connection with the Receivables, and hold each of the Indemnified Parties harmless from and against any and all liabilities (including penalties, interest and expenses) with respect to or resulting from any delay or omission to pay such Taxes and governmental charges.
(l)    Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.
(m)    Amendment of Parent Credit Agreement. Borrower or Servicer shall provide written notice to the Administrative Agent of any proposed amendment to the Parent Credit Agreement that would alter the definitions of “Applicable Percentage” or “Leverage Ratio” contained therein or that would alter in any way the manner in which “Applicable Percentage” or “Leverage Ratio” are determined under the Parent Credit Agreement, in each case, not later than five Business Days prior to the effectiveness of any such amendment.
(n)    Notice of Leverage Ratio. On each Interest Determination Date (as defined in the Parent Credit Agreement, as in effect on the Closing Date), the Servicer shall provide to the Administrative Agent written notice of the “Leverage Ratio” as calculated pursuant to the terms of the Parent Credit Agreement, as in effect on the Closing Date.
Section 7.2.    Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:
(a)    Name Change, Offices and Records. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC) or jurisdiction of organization, unless it shall have: (i) given the Agents at least ten (10) Business Days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any Agent in connection with such change or relocation.

(b)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy (other than any change expressly permitted by the Receivables Sale Agreement). Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.
(e)    Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.
(f)    Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of a Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)    Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).
(h)    Borrower Debt. Borrower will not incur or permit to exist any Debt or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.
(i)    Merger; Consolidation. Subject to the limitations of Section 7.1(i), no Loan Party will, nor will it permit any of its Restricted Subsidiaries to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:
(i)    any Subsidiary (other than the Borrower) may merge or amalgamate with the Servicer in a transaction in which the Servicer is the surviving entity pursuant to documentation reasonably satisfactory to the Administrative Agent;
(ii)    any other Person (other than the Borrower) may merge into or amalgamate with the Servicer in a transaction in which the Servicer is the surviving corporation, or, concurrently with the consummation of such transaction, the surviving entity becomes the Servicer;
(iii)    any non-Loan Party may merge into or amalgamate with any other non-Loan Party;
(iv)    any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Servicer or another Restricted Subsidiary; provided that if any such transferor is a Loan Party, such transferee shall be a Loan Party;
(v)    any Restricted Subsidiary may liquidate or dissolve if the Servicer determines in good faith that such liquidation or dissolution is in the best interests of the Servicer and is not materially disadvantageous to the Lenders; and
(vi)    the Servicer or any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets (including for the avoidance of doubt any Excluded Receivable) in any manner expressly permitted by any Transaction Document or if permitted under Section 6.04 or Section 6.05 of the Parent Credit Agreement;

provided, that any such merger or amalgamation that would otherwise be permitted by this Section 7.2(i) involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 of the Parent Credit Agreement.
(j)    Excluded Originators. The Borrower shall not designate any Originator as an Excluded Originator pursuant to Section 1.8 of the Receivables Sale Agreement unless and until (i) the Servicer shall have prepared and forwarded to the Administrative Agent and the Lenders a restated Monthly Report for each of the twelve (12) prior Monthly Reporting Dates occurring since the date hereof, which such restated Monthly Report shall be prepared on the basis of the exclusion from the Collateral of the Receivables relating to such Originator and (ii) the Administrative Agent shall have provided its prior written consent to such designation; provided, however, that neither restated Monthly Reports nor consent of the Administrative Agent shall be required in the case of an Originator that has originated Receivables with an aggregate Outstanding Balance as of the related Effective Date that is less than 2.5% of Outstanding Balance of all Receivables as of the related Effective Date. Any restated Monthly Report provided pursuant to this Section 7.2(j) shall be subject to the representations and warranties contained in Section 5.1(g).
ARTICLE VIII.
ADMINISTRATION AND COLLECTION
Section 8.1.    Designation of Servicer.
(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Smithfield is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence of an Event of Default, the Administrative Agent, at the direction of the Required Committed Lenders, may at any time designate as Servicer any Person domiciled in the United States to succeed Smithfield or any successor Servicer; provided that the Rating Agency Condition (if applicable) is satisfied.
(b)    Smithfield may at any time and from time to time delegate any or all of its duties and obligations as Servicer hereunder to one or more Persons domiciled in the United States. Notwithstanding the foregoing, so long as Smithfield remains the Servicer hereunder: (i) Smithfield shall be and remain liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with Smithfield in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. Notwithstanding the foregoing, any Person delegated with the servicing, administration and collection of Receivables originated by the Canadian Originator shall not be conferred with any power to enter into contracts or other agreements in the name of the Servicer or the Borrower. To the extent any delegated servicing responsibilities require entering into contracts or other agreements in the name of the Borrower, such responsibility shall only be fulfilled upon the specific approval of the Borrower.

Section 8.2.    Duties of Servicer.
(a)    The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b)    The Servicer will instruct (i) all Obligors in respect of Receivables other than Excluded Receivables to pay all Collections directly to a Lock-Box or Collection Account and (ii) all Obligors in respect of Excluded Receivables to pay all Collections to a designated account that is not a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(c)    The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of any Agent, segregate, in a manner acceptable to the Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d)    The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Default, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e)    The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent following the occurrence of an Event of Default, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Debt not constituting Receivables or proceeds of Collateral. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.
(f)    Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
(g)    All activities undertaken by the Servicer in such capacity hereunder in relation to Receivables sold by the Canadian Originator, including by any Person acting on its behalf or to whom the Servicer has delegated responsibility, shall take place in all material respects outside of Canada.
Section 8.3.    Collection Notices. The Administrative Agent is authorized at any time after the occurrence of an Event of Default to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent for the benefit of the Secured Parties, the exclusive ownership and control of each Lock-Box and Collection Account; provided, however, that Borrower shall retain the right to direct the disposition of funds from each of the Collection Accounts until the Administrative Agent (at the direction of any Co-Agent) delivers the applicable Collection Notice. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Event of Default, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Event of Default, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

Section 8.4.    Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent on behalf of the Secured Parties of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower. Moreover, the ultimate responsibility for the servicing of the Receivables shall be borne by Borrower.
Section 8.5.    Monthly Reports. The Servicer shall prepare and forward to the Lenders (i) on each Monthly Reporting Date, a Monthly Report in substantially the form of Exhibit VI hereto and an electronic file of the data contained therein, and (ii) at such times as any Co-Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables. After a Ratings Trigger Event, the Servicer shall prepare and forward to the Lenders on a weekly basis, a report that is acceptable in form and substance to the Administrative Agent. On and after the date on which any Receivable is designated an Excluded Receivable under the Receivables Sale Agreement, each Monthly Report shall exclude any such Excluded Receivables. On and after the date on which any Originator is designated an Excluded Originator under the Receivables Sale Agreement, each Monthly Report shall exclude any such Excluded Originator.
Section 8.6.    Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, Borrower shall pay the Servicer the Servicing Fee, which fee shall be paid from Collections in arrears on each Settlement Date in accordance with Sections 2.2 and 2.3 herein.
ARTICLE IX.
EVENTS OF DEFAULT
Section 9.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:
(a)    any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for two consecutive Business Days.
(b)    any representation, warranty, certification or statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty that itself contains a materiality threshold.

(c)    any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.
(d)    any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall remain unremedied for 15 days after the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents.
(e)    failure of Borrower to pay any Debt (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Debt to cause, such Debt to become due prior to its stated maturity; or any such Debt of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(f)    failure of Performance Guarantor or the Servicer or any of their respective Subsidiaries (other than the Borrower, any Non-Material Subsidiary and any Unrestricted Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(g)    a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower or any Affiliate of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences.
(h)    any Person who does not satisfy the requirements of an “Independent Director” shall be appointed as an independent director of the Borrower.
(i)    any change in the Credit and Collection Policy prohibited by Section 7.2(c) occurs, without the prior written consent of the Administrative Agent.
(j)    an Event of Bankruptcy shall occur with respect to Performance Guarantor, any Originator or any Loan Party.
(k)    as at the end of any Calculation Period:
(i)    the three-month rolling average Delinquency Ratio shall exceed three percent (3)%,
(ii)    the three-month rolling average Default Ratio shall exceed one percent (1)%,

(iii)    the three-month rolling average Dilution Ratio shall exceed five percent (5)%, or
(iv)    Days Sales Outstanding shall exceed 35 days.
(l)    a Change of Control shall occur or the Borrower shall enter into any merger.
(m)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not adequately covered by insurance as to which the insurer has not denied or contested coverage) shall be rendered against the Performance Guarantor, any Subsidiary of Performance Guarantor (other than any Unrestricted Subsidiary), any Loan Party, any Subsidiary of a Loan Party (other than any Unrestricted Subsidiary) or any combination thereof and the same shall remain unpaid or undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Performance Guarantor, any Subsidiary of Performance Guarantor, any Loan Party or any Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) to enforce any such judgment, or the Performance Guarantor, any Subsidiary of Performance Guarantor (other than any Unrestricted Subsidiary), any Loan Party or any Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) shall fail within 45 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.
(n)    (i) The “Termination Date” shall occur under the Receivables Sale Agreement as to any Originator or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement or (ii) (x) an “Event of Default” (as such term is defined in the Parent Credit Agreement) shall have occurred and be continuing under the Parent Credit Agreement and (y) to the extent that the Administrative Agent is also a party to the Parent Credit Agreement, such Event of Default has not been waived or cured in accordance with the terms of the Parent Credit Agreement.
(o)    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.
(p)    The Aggregate Principal shall exceed the Borrowing Limit for 2 consecutive Business Days.

(q)    The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of any of its obligations thereunder.
(r)    The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.
(s)    ERISA. (23) an ERISA Event shall have occurred or (23) such other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) and (ii) such event or condition, when taken together with all other such events or conditions, if any, that have occurred, is reasonably likely to result in a Material Adverse Effect;
(t)    Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is, on average, at least equal to the average credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or would be reasonably expected to have, a Material Adverse Effect.
(u)    A Subordinated Lender shall fail to make any Subordinated Loan under the applicable subordinated loan agreement following the Borrower’s request therefor.
(v)    Any Collection Account fails to be subject to a Collection Account Agreement at any time.
Section 9.2.    Remedies. Upon the occurrence of an Event of Default: (i) the Administrative Agent, upon the direction of the Required Committed Lenders, shall replace the Person then acting as Servicer, (ii) the Administrative Agent may (and, upon direction of the Required Committed Lenders, the Administrative Agent shall) declare the Commitment Termination Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Commitment Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Default described in Section 9.1(j), the Commitment Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) deliver the Collection Notices to the Collection Banks, (iv) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) exercise all rights and remedies of a secured party upon default under the UCC and the PPSA and other applicable laws, and (v) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral and instruct them to make future payments into accounts designated by the Administrative Agent. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X.
INDEMNIFICATION
Section 10.1.    Indemnities by the Loan Parties. Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay upon demand to) each of the Agents, each of the Conduits, each of the Committed Lenders and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees actually incurred (which attorneys may be employees of the Administrative Agent or such Lender) and disbursements and, to the extent the Borrower does not timely pay such indemnity, any additional liability (including penalties, interest and expenses) arising from or with respect to any of the foregoing (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, any Letter of Credit or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, (C) the Servicer hereby agrees to indemnify (and pay upon demand to) the Borrower for any Taxes imposed under Canadian federal or provincial law on the Borrower (including for greater certainty such Taxes on net income and branch profits and such Taxes, if any, that were required to be withheld from the Servicing Fees, and related penalties, interest and costs) arising out of the Servicer’s activities and services as Servicer hereunder (including its delegatees’ and sub-contractors’ activities and services); (D) the Servicer hereby agrees to indemnify and hold each Indemnified Party harmless against any Canadian withholding taxes (including any related penalties, interest and costs) that may be either assessed against such Indemnified Party or required to be withheld or recovered from the Borrower by the Canadian Originator as a result of (i) the purchase of Receivables from the Canadian Originator and any portion of the Purchase Price thereof remaining unpaid or being paid with a Subordinated Loan or contributed by the Canadian Originator to the capital of the Borrower, or (ii) the receipt by the Borrower of an indemnity payment pursuant to the foregoing. If the Borrower receives a refund of any such Canadian withholding taxes with respect to which it has received an indemnity payment from the Canadian Originator or the Servicer, the Borrower shall pay over such refund plus any interest received thereon to the Canadian Originator or the Servicer, as the case may be and (E) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (E):

(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable; or
(c)    (i) taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, (ii) taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party’s principal executive office is located or any political subdivision thereof and (iii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender was entitled at the time of designating a new lending office, to receive additional amounts with respect to such withholding tax pursuant to this Section 10.1 (all of the foregoing contained in clauses (i), (ii) and (iii) collectively, “Excluded Taxes”);
provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agents and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Loan Party) relating to or resulting from:
(i)    any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services or any reduction of the Outstanding Balance of any Receivable due to PASA;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any Regulatory Change which increases the cost of, or lowers the Yield, to any Indemnified Party;
(ix)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(x)    any Event of Default;
(xi)    any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xii)    any failure to vest and maintain vested in the Administrative Agent for the benefit of the Lenders, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties);

(xiii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC and the PPSA of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;
(xiv)    any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;
(xv)    any attempt by any Person to void any Advance or the Administrative Agent’s security interest in the Collateral under statutory provisions or common law or equitable action;
(xvi)    any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of the Commitments or the acceptance of payments due under the Transaction Documents;
(xvii)    the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and
(xviii)    any In-Transit Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable ceasing to be deemed to be an Eligible Receivable.
Notwithstanding the foregoing, (A) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectability or payment of the Receivables; and (B) except as provided in clause (xviii) above solely in relation to In-Transit Receivables, nothing in this Section 10.1 shall require Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.
Section 10.2.    Increased Cost and Reduced Return
(a)    If after the date hereof, any Affected Entity shall be charged any fee, expense or increased cost on account of any Regulatory Change (i) that subjects such Affected Entity to any charge or withholding on or with respect to any Funding Agreement or such Affected Entity’s obligations under any Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to such Affected Entity of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of such Affected Entity or Excluded Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of such Affected Entity, or credit extended by such Affected Entity pursuant to any Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to such Affected Entity of performing its obligations under any Funding Agreement, or to reduce the rate of return on such Affected Entity’s capital as a consequence of its obligations under any Funding Agreement, or to reduce the amount of any sum received or receivable by such Affected Entity under any Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, on behalf of such Affected Entity, and receipt by Borrower of a certificate as to such amounts (to be conclusive absent manifest error), Borrower shall pay to such Co-Agent, as applicable, for the benefit of such Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction.
(b)    (i) Without limiting the generality of the foregoing, if Borrower shall be required by applicable law to deduct any Indemnified Taxes from any payments made to any Affected Entity, then (a) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2), such Affected Entity receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions and (c) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. As soon as practicable, but in no event more than 30 days after any payment of such Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent and the applicable Co-Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Co-Agent, as the case may be.
(ii)    In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Transaction Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Transaction Document (hereinafter referred to as “Other Taxes”). The Borrower shall not be required to make payment under this Section 10.2(b)(ii) to the extent paid under Section 10.1.
(iii)    If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Transaction Document to any Indemnified Party, the Borrower shall also pay to such Indemnified Party at the time interest is paid, such additional amount that such Indemnified Party specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Indemnified Party would have received if such Taxes or Other Taxes had not been imposed. The Borrower shall not be required to make payment under this Section 10.2(iii) to the extent paid under Section 10.1, 10.2(b)(i) or 10.2(b)(ii).

(c)    In connection with the foregoing, the Borrower and the Servicer agree to cooperate with the Administrative Agent to take any action or provide any information (including any Required Data) reasonably requested by the Administrative Agent to mitigate any cost, expense or condition described above.
(d)    The Servicer and the Borrower acknowledge that, in connection with the funding of the Loan, or any portion thereof, by a Conduit, the Administrative Agent may be required to obtain commercial paper ratings affirmation(s). Each of the Servicer and the Borrower agrees that it will (i) cooperate with the Administrative Agent and any rating agency involved in the issuance of such rating, (ii) amend and/or supplement the terms of this Agreement and the other Transaction Documents that define, employ or relate to the term “Borrowing Base”, “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest and Servicing Reserve,” “Servicing Fee Rate,” “Required Reserve” or “Required Reserve Factor Floor”, or any defined term utilized in the definitions of such terms, in each case, as required by such rating agency in connection with the issuance of such rating (as so amended or supplemented, the “Revised Documents”), and (iii) take all actions required to ensure that (A) it is in compliance with all material provisions, representation, warranties and covenants of the Revised Documents applicable to it, (B) no Unmatured Event of Default, Event of Default, or any event that, with the giving of notice or the lapse of time, or both, would constitute a Unmatured Event of Default or Event of Default exists under the Revised Documents and (C) all other requirements under the Revised Documents relating to the funding of the Loan or the ownership of any Receivable have been complied with. The Borrower shall pay in immediately available funds to the Administrative Agent, all costs and expenses in connection with this Section 10.2, including, without limitation, the initial fees payable to such rating agency or agencies in connection with providing such rating and all ongoing fees payable to the rating agency or agencies for their continued monitoring of such rating.
Section 10.3.    Other Costs and Expenses. Subject to Section 7.1(d), Borrower shall pay to the Agents and the Conduits on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Agents and the Conduits (which such counsel may be employees of the Agents or the Conduits) with respect thereto and with respect to advising the Agents and the Conduits as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agents on demand any and all costs and expenses of the Agents and the Lenders, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Default. Notwithstanding anything to the contrary contained herein, the parties hereto agree that in no event shall the Borrower be obligated to pay the fees and expenses of more than one legal counsel in respect of the Lenders, which counsel shall be counsel for the Administrative Agent.

ARTICLE XI.
THE AGENTS
Section 11.1.    Authorization and Action.
(a)    Each Unaffiliated Committed Lender and each Committed Lender in any Conduit Group hereby designates the Person designated herein as Co-Agent for such Unaffiliated Committed Lender or Conduit Group, as applicable, as agent for such Person hereunder and authorizes such Person to take such actions as agent on its behalf and to exercise such powers as are delegated to the Co-Agent for such Person by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Secured Party hereby irrevocably designates and appoints Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and each Co-Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents or the Letter of Credit Issuer shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent. In addition, the Administrative Agent is hereby authorized by each Lender, the Letter of Credit Issuer and each Co-Agent to consent to any amendments or restatements to the Certificate of Incorporation of Borrower to the extent such amendments or restatements are not prohibited by Section 7.1(i)(xxix).
(b)    The provisions of this Article XI are solely for the benefit of the Agents, the Letter of Credit Issuer and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.
(c)    In performing its functions and duties hereunder, (i) each Co-Agent shall act solely as agent for its related Committed Lender or the Lenders in its Conduit Group, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any other Lenders or any of their respective successors or assigns, and (ii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.

Section 11.2.    Delegation of Duties. Each of the Agents may execute any of its duties under any Liquidity Agreement to which it is a party and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Letter of Credit Issuer may execute any of its duties under each Transaction Document to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents or the Letter of Credit Issuer shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3.    Exculpatory Provisions. None of the Agents or the Letter of Credit Issuer or any of their directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. None of the Agents or the Letter of Credit Issuer shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. None of the Agents or the Letter of Credit Issuer shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless such Agent has received notice from Borrower, another Agent or a Lender.
Section 11.4.    Reliance by Agents.
(a)    Each of the Agents and the Letter of Credit Issuer shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by such Agent or Letter of Credit Issuer. Each of the Agents and the Letter of Credit Issuer shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such of the Lenders or Committed Lenders in its Conduit Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Committed Lenders in its Conduit Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that unless and until an Agent or the Letter of Credit Issuer shall have received such advice, such Agent or the Letter of Credit Issuer may take or refrain from taking any action, as such Agent shall deem advisable and in the best interests of the Lenders.
(b)    The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Committed Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(c)    Any action taken by any of the Agents or the Letter of Credit Issuer in accordance with Section 11.4 shall be binding upon all of the Agents, the Letter of Credit Issuer and the Lenders, as applicable.
Section 11.5.    Non-Reliance on Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents, the Letter of Credit Issuer or other Lenders, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by any Agent, the Letter of Credit Issuer or other Lender hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such other Lender. Each Lender represents and warrants to each Agent and that the Letter of Credit Issuer that it has made and will make, independently and without reliance upon any Agent, the Letter of Credit Issuer or any other Lender and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into its Liquidity Agreement (if applicable), the Transaction Documents and all other documents related thereto.
Section 11.6.    Reimbursement and Indemnification. Each of the Committed Lenders agree to reimburse and indemnify (a) its applicable Co-Agent, (b) the Letter of Credit Issuer and (c) the Administrative Agent and its officers, directors, employees, representatives and agents ratably in accordance with their respective Commitments, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Agent, acting in its capacity as Agent, or the Letter of Credit Issuer is entitled to reimbursement by the Loan Parties hereunder and (ii) (A) with respect to such Agent, for any other expenses incurred by such Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of its Liquidity Agreements and the Transaction Documents and (B) with respect to the Letter of Credit Issuer, for any other expenses incurred in its capacity as Letter of Credit Issuer, in connection with the administration and enforcement of the Transaction Documents.
Section 11.7.    Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though such Agent were not an Agent hereunder. With respect to the making of Loans pursuant to this Agreement, each of the Agents shall have the same rights and powers under any Liquidity Agreement to which it is a party and the Transaction Documents in its individual capacity as any Lender and may exercise the same as though it were not an Agent, and the terms “Committed Lender,” “Lender,” “Committed Lenders” and “Lenders” shall include each of the Agents in its individual capacity.
Section 11.8.    Conflict Waivers. Each Co-Agent acts, or may in the future act: (i) as administrative agent for such Co-Agent’s Conduit, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for such Conduit (collectively, the “Co-Agent Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the other Agents and the Lenders hereby acknowledges and consents to any and all Co-Agent Roles and agrees that in connection with any Co-Agent Role, a Co-Agent may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for its Conduit, the giving of notice to the Committed Lenders in its Conduit Group of a mandatory purchase pursuant to the applicable Liquidity Agreement for such Conduit Group, and hereby acknowledges that neither the applicable Co-Agent nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than its Conduit) arising out of any Co-Agent Roles.
Section 11.9.    UCC and PPSA Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC and PPSA filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.
Section 11.10.    Successor Administrative Agent and Letter of Credit Issuer. The Administrative Agent or the Letter of Credit Issuer, upon five (5) days’ notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by Committed Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment and the Borrower. If the Administrative Agent (other than Rabobank) or the Letter of Credit Issuer (other than Rabobank) shall voluntarily resign or be removed as Agent or Letter of Credit Issuer under this Agreement, then the Required Committed Lenders during such five-day period shall appoint, with the consent of Borrower from among the remaining Committed Lenders, a successor Administrative Agent or a successor Letter of Credit Issuer, whereupon such successor Administrative Agent or such successor Letter of Credit Issuer shall succeed to the rights, powers and duties of the Administrative Agent or the Letter of Credit Issuer, respectively. The term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The term “Letter of Credit Issuer” shall mean such successor Letter of Credit Issuer, effective upon its appointment, and the former Letter of Credit Issuer’s rights, powers and duties as Letter of Credit Issuer shall be terminated, without any other or further act or deed on the part of such former Letter of Credit Issuer or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.10, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of any Liquidity Agreement to which it is a party and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent or retiring Letter of Credit Issuer’s resignation hereunder as Letter of Credit Issuer, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Letter of Credit Issuer, respectively, under this Agreement. In addition, the resigning Letter of Credit Issuer shall retain all rights and obligations of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of the resignation and all Letter of Credit Liability with respect thereto (including the right to require the Lenders to fund payment of any amount drawn under a Letter of Credit issued by it pursuant to Section 1.7 and the right to have any such Letter of Credit Liability Cash Collateralized as provided herein).
ARTICLE XII.
ASSIGNMENTS; PARTICIPATIONS
Section 12.1.    Assignments.
(a)    Each of the Agents, the Letter of Credit Issuer, the Loan Parties and the Committed Lenders hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Committed Lenders in its Conduit Group pursuant to its Liquidity Agreement.
(b)    Any Lender may at any time and from time to time assign to one or more Eligible Assignees (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit V hereto (an “Assignment Agreement”) executed by such Purchasing Lender and such selling Lender; provided, however, that any assignment of a Lender’s rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the applicable Liquidity Agreement (if any). The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment by a Lender in such Conduit’s Conduit Group. Each assignee of a Lender must (i) be (x) an Eligible Assignee or (y) an assignee with respect to which Borrower and the Letter of Credit Issuer has provided prior written consent (such consent not to be unreasonably withheld or delayed) and (ii) agree to deliver to the applicable Co-Agent, as the case may be, promptly following any request therefor by such Person, an enforceability opinion in form and substance satisfactory to such Person. Upon delivery of an executed Assignment Agreement to the applicable Co-Agent, such selling Lender shall be released from its obligations hereunder and, if applicable, under its Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Lender shall for all purposes be a Lender party to this Agreement and, if applicable, its Conduit Group’s Liquidity Agreement and shall have all the rights and obligations of a Lender hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agents shall be required.
(c)     (i)    Notwithstanding anything to the contrary contained herein, each of the Committed Lenders agrees that in the event that it shall become a Defaulting Lender, then until such time as such Committed Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Transaction Document or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Committed Lenders shall be suspended at all times that such Committed Lender remains a Defaulting Lender; provided, however, that, except as otherwise set forth in this Section 12.1(c), the foregoing suspension shall not empower Lenders that are not Defaulting Lenders to increase a Defaulting Lender’s Commitment, decrease the rate of interest or fees applicable to, or extend the maturity date of such Defaulting Lender’s Advances or other Obligations owing to such Lender, in each case, without such Lender’s consent. No Commitment of any Committed Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section 12.1(c), performance by the Borrower of its obligations hereunder and under the other Transaction Documents shall not be excused or otherwise modified, as a result of the operation of this Section 12.1(c).
(ii)    To the extent that any Committed Lender is a Defaulting Lender with respect to an Advance, the Borrower may deliver a notice to the Lenders specifying the date of such Advance, the identity of the Defaulting Lender and the portion of such Advance that the Defaulting Lender failed to fund, which notice shall be deemed to be an additional Borrowing Notice in respect of such unfunded portion of such Advance, and each Committed Lender (or its related Conduit, if applicable, and acting in its sole discretion) shall, to the extent of its remaining unfunded Commitment and subject to the continued fulfillment of all applicable conditions precedent set forth herein with respect to such Advance, fund its Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Aggregate Commitment) of such unfunded portion of such Advance not later than 2:30 p.m. (New York City time) on the Business Day following the date of such notice. To the extent that any Committed Lender is a Defaulting Lender on any date that the Letter of Credit Liability is greater than zero, each Committed Lender shall, automatically and without further action of any kind upon such date, acquire an increased participation interest in the Letters of Credit outstanding, along with all accompanying rights and obligations described in Section 1.7, equal to the lessor of (x) its Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Aggregate Commitment) of such Defaulting Lender’s Percentage of the Letter of Credit Liability and (y) its remaining unfunded Commitment.
(iii)    Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of any Loan to a Defaulting Lender shall, unless the Required Committed Lenders agree otherwise, be applied first (1) ratably, to the reduction of the Loans or L/C Participation Funding(s) funding any defaulted portion of Advances or L/C Participation Funding(s) pursuant to Section 12.1(c)(ii) and then (2) ratably to reduce the Loans of each of the Lenders that are not Defaulting Lenders in accordance with the principal amount (if any) thereof. Subject to the preceding sentence, any amount paid by or on behalf of the Borrower for the account of a Defaulting Lender under this Agreement or any other Transaction Document will not be paid or distributed to such Defaulting Lender, but will instead be applied to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a Defaulting Lender as provided below: first, to the funding of any portion of any Advance or L/C Participation Funding(s) in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Administrative Agent; second, held in a segregated subaccount of the Collection Account as cash collateral for future funding obligations of the Defaulting Lender in respect of Advances or L/C Participation Funding(s) under this Agreement; and third, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(v)    During any period that a Committed Lender is a Defaulting Lender, the Borrower shall not accrue or be required to pay, and such Defaulting Lender shall not be entitled to receive, the Unused Fee (as defined in the Fee Letter) otherwise payable to such Defaulting Lender under this Agreement at any time, or with respect to any period, that such Committed Lender is a Defaulting Lender.
(v)    During any period that a Committed Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent and such Defaulting Lender, require such Defaulting Lender, at the cost and expense of the Borrower, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, this Article XII), (i) all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment) in whole or (ii) all of its interests, rights and obligations under this Agreement and the Transaction Documents with respect to all prospective Commitments, including any unfunded Commitment as of the date of such assignment. No party hereto shall have any obligation whatsoever to initiate any such complete or partial replacement or to assist in finding an assignee. In connection with any such complete or partial assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment Agreement. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, (A) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, the parties to the assignment shall make such additional payments in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Percentage of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) the Loans made by such Defaulting Lender or members of such Defaulting Lender Group, as applicable, (B) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, such Defaulting Lender or members of such Defaulting Lender Group, as applicable, shall have received payment of an amount equal to all of its Loans outstanding, accrued interest thereon, accrued fees (subject to Section 12.1(c)(iv)) and all other amounts, including any Breakage Costs, payable to it and its Affected Entities hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee or the Borrower, and (C) such assignment does not conflict with applicable law. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vi)    If the Borrower, Servicer, and the Administrative Agent agree in writing in their discretion that a Committed Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders and the Co-Agents, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Committed Lender will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and make such other adjustments as the Administrative Agent may reasonably determine to be necessary to cause the interest of the Lenders in the Aggregate Principal to be on a pro rata basis in accordance with their respective Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or forfeited pursuant to Section 12.1(c)(iv), while such Committed Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no cure by a Committed Lender under this subsection of its status as a

Defaulting Lender will constitute a waiver or release of any claim or any party hereunder arising from such Committed Lender having been a Defaulting Lender.
(vii)    The rights and remedies of the Borrower, any Agent or the other Lenders against a Defaulting Lender under this Section 12.1(c) are in addition to any other rights and remedies the Borrower, the Agents and the other Lender may have against such Defaulting Lender under this Agreement, any of the other Transaction Documents, applicable law or otherwise.
(viii)    Any Committed Lender that fails to timely fund a Loan shall be obligated to promptly (but in any event not later than 10:00 a.m. (New York City time) on the Business Day after the date of the related Advance) notify the Borrower and the Administrative Agent if any such failure is the result of an administrative error or omission by such Committed Lender or force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control. If (i) the Administrative Agent had been notified by the Borrower or the affected Committed Lender that a Committed Lender has failed to timely fund a Loan, (ii) a Responsible Officer of the Administrative Agent has actual knowledge or has written notice that such Committed Lender is the subject of an Event of Bankruptcy or has publicly announced that it does not intend to comply with its funding obligations under this Agreement or (iii) the Administrative Agent had been notified by the affected Committed Lender that a Committed Lender has failed timely to deliver the written confirmation contemplated by clause (a)(iii) of the definition of “Defaulting Lender”, the Administrative Agent shall promptly provide notice to the Borrower and the Co-Agents of such occurrence.
(d)    No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and each of the Lenders and without satisfying the Rating Agency Condition, if applicable.
Section 12.2.    Participations. Any Committed Lender may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of its Conduit Group’s Percentage of Aggregate Commitment, its Loans, its Letters of Credit, its Liquidity Commitment (if applicable) or any other interest of such Committed Lender hereunder or, if applicable, under its Liquidity Agreement. Notwithstanding any such sale by a Committed Lender of a participating interest to a Participant, such Committed Lender’s rights and obligations under this Agreement and, if applicable, such Liquidity Agreement shall remain unchanged, such Committed Lender shall remain solely responsible for the performance of its obligations hereunder and, if applicable, under its Liquidity Agreement, and the Loan Parties, the Lenders and the Agents shall continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement and, if applicable, its Liquidity Agreement. Each Committed Lender agrees that any agreement between such Committed Lender and any such Participant in respect of such participating interest shall not restrict such Committed Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section 12.3.    Register. The Administrative Agent (as agent for the Borrower) shall maintain at its office referred to in Section 14.2 a copy of each Assignment Agreement delivered to and accepted by it and register (the “Register”) for the recordation of the names and addresses of the Lenders and the Pro Rata Share of, outstanding principal amount of all Advances owing to and Interest of, each Lender from time to time, which Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. No assignment under this Article XII shall be effective until the entries described in the preceding sentence have been made in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Lenders, the Co-Agents, the Letter of Credit Issuer and the Administrative Agent may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.
Section 12.4.    Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Loan and any rights to payment of principal or interest thereon) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of Borrower, Servicer or any Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.
ARTICLE XIII.
SECURITY INTEREST
Section 13.1.    Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections, and all proceeds of the foregoing (collectively, the “Collateral”). Borrower hereby authorizes the Administrative Agent to file a financing statement naming Borrower as debtor or seller that describes the collateral as “all assets of the debtor whether now existing or hereafter arising” or words of similar effect.
Section 13.2.    Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and lien upon the Collateral, all at Borrower’s expense. Upon the Final Payout

Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.
ARTICLE XIV.
MISCELLANEOUS
Section 14.1.    Waivers and Amendments.
(a)    No failure or delay on the part of any Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Loan Parties, the Required Committed Lenders and the Administrative Agent may enter into written modifications or waivers of any provisions of this Agreement; provided, however, that no such modification or waiver shall:
(i)    without the consent of each affected Lender, (A) extend the Scheduled Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to any Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Committed Lender’s Pro Rata Share or any Committed Lender’s Commitment, (E) amend, modify or waive any provision of the definition of Required Committed Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) change the definition of “Borrowing Base,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest and Servicing Reserve,” “Required Reserve,” “Required Reserve Factor Floor,” “Servicing Fee Rate,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
(ii)    without the written consent of any affected Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent, and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition, to the extent the Rating Agency Condition is required of any Conduit. Notwithstanding the foregoing, (i) without the consent of the

Committed Lenders, but with the consent of Borrower, any Co-Agent may direct the Administrative Agent to amend this Agreement solely to add additional Persons as Committed Lenders in respect of the related Conduit Group hereunder and (ii) the Agents, the Required Committed Lenders and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower; provided that such amendment has no negative impact upon Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agents.
Section 14.2.    Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2; provided, however, that any notice (including any Borrowing Notice or Reduction Notice) from any Loan Party to any Agent or any Lender shall be effective only upon receipt of such notice by such Agent or Lender.
Section 14.3.    Ratable Payments. If (a) any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender in such Lender’s Conduit Group entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders in such Lender’s Conduit Group so that after such purchase each Lender in such Conduit Group will hold its Pro Rata Share of such Obligations and (b) any Conduit Group, whether by set off or otherwise, has payment made to such Conduit Group (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Conduit Group entitled to receive a ratable share of such Obligations, the Lenders in such Conduit Group agree, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Conduit Groups so that after such purchase each Lender in such Conduit Group, taken together, will hold its Conduit Group’s Percentage of such Obligations; provided that in the case of the preceding clauses (a) and (b), if all or any portion of such excess amount is thereafter recovered from such Lender or Conduit Group, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4.    Protection of Administrative Agent’s Security Interest.

(a)    Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any of the Agents may request, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Agents or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Event of Default, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.
(b)    If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.
Section 14.5.    Confidentiality.
(a)    Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter, the L/C Fee Letter and the other confidential or proprietary information with respect to the Agents and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(b)    Each of the Lenders and each of the Agents shall maintain and shall cause each of its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors to maintain the confidentiality of any nonpublic information with respect to the Originators and the Loan Parties, except that any of the foregoing may disclose such information (i) to any party to this Agreement,

(ii) to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, (iii) to the outside accountants, attorneys and other advisors of any Person described in clause (i) or (ii) above, (iv) to any prospective or actual assignee or participant of any of the Agents or any Lender, (v) to any rating agency who rates the Commercial Paper, to any Commercial Paper dealer, (vi) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent (or one of its Affiliates) acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing; provided that each Person described in the foregoing clause (ii), (iii), (iv), (v) or (vi) is informed of the confidential nature of such information and, in the case of a Person described in clause (iv), agrees in writing to maintain the confidentiality of such information in accordance with this Section 14.5(b); and (vii) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, (x) each Conduit and its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors shall be permitted to disclose Receivables performance information and details concerning the structure of the facility contemplated hereby in summary form and in a manner not identifying the Originators, Borrower, the Servicer, the Performance Guarantor, or the Obligors to prospective investors in Commercial Paper issued by such Conduit, and (y) the Conduits, the Agents and the Lenders shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs or their respective Affiliates.
(c)    Notwithstanding any other express or implied agreement to the contrary, the parties hereto hereby agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this Section 14.5(c), the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).
Section 14.6.    Bankruptcy Petition. Borrower, the Servicer, the Agents and each Committed Lender hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 14.7.    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, the Agents or any Committed Lender, no claim may be made by any Loan Party or any other Person against any Conduit, the Agents or any Committed Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
The obligations of each Conduit under this Agreement shall be payable solely out of the funds of such Conduit available for such purpose and shall be solely the corporate obligations of such Conduit. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

Section 14.8.    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 14.9.    CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 14.11.    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
Section 14.12.    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 14.13.    Intercreditor Agreement. The parties acknowledge and agree that, notwithstanding anything contained herein to the contrary, the rights and remedies of the Lenders with respect to the enforcement of this Agreement and the rights and obligations of the Secured Parties with respect to the application of the Collateral are subject to the provisions of the Intercreditor Agreement.
<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
SMITHFIELD RECEIVABLES FUNDING LLC, AS BORROWER

By: SFFC, Inc., its managing member

By: /s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President

Address:	3411 Silverside Rd, 103 Baynard Bldg
Wilmington, DE 19810
Attention: Jeffrey Porter
Telecopy No: 302-477-1300 Ext. 103
Facsimile No: 302-477-1332

With a copy to:
c/o Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Timothy Dykstra
Telecopy No: 757-365-3070

SMITHFIELD FOODS, INC., AS SERVICER

By: /s/ Timothy Dykstra
Name: Timothy Dykstra
Title: President

Address:	Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Robert Manly
Telecopy No: 757-365-3025
and Ken Sullivan
Telecopy No: 757-365-3070

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AS LETTER OF CREDIT ISSUER AND AS A COMMITTED LENDER

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Vice President

By: /s/ Dana Hartman
Name: Dana Hartman
Title: Executive Director

Address:	Securitization - Transaction Management Rabobank International 245 Park Avenue New York, NY 10167 Phone: (212) 808-6806 Fax: (914) 304-9324

NIEUW AMSTERDAM RECEIVABLES CORPORATION,
AS A CONDUIT

By: /s/ Damian Perez
Name: Damian Perez
Title: Vice President

Title:
Address:    Nieuw Amsterdam Receivables Corp.
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attention: JR Angelo
Phone:     (631) 930-7202
Fax:         (212) 302-8767
Email:        jrangelo@gssnyc.com; ddeangelis@gssnyc.com

EXHIBIT I

DEFINITIONS

As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). Any references in the Agreement or this Exhibit I to any Person includes such Persons successors and permitted assigns. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement. The term “including” means “including without limitation”.     References to any agreement refer to that agreement as from time to time amended or restated.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ABL Representative” has the meaning provided in the Receivables Sale Agreement.
“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.
“Adjusted Federal Funds Rate” means, for each Settlement Period, the weighted daily average of (a) a rate per annum equal to the Federal Funds Rate on each day of such Settlement Period, plus (b) the Market Spread per annum on each day of such Settlement Period. For purposes of determining the Adjusted Federal Funds Rate for any day, changes in the Federal Funds Rate shall be effective on the date of each such change.
“Adjusted Federal Funds Rate Loan” means a Loan which bears interest at the Adjusted Federal Funds Rate.
“Administrative Agent” has the meaning provided in the preamble to this Agreement.
“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.
“Adverse Claim” has the meaning provided in the Receivables Sale Agreement.
“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit, or (iii) any bank holding company in respect of any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.
“Agents” has the meaning provided in the preamble to this Agreement.
“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Committed Lenders’ Commitments to make Loans and the L/C Credit Extensions hereunder. As of June 9, 2011, the Aggregate Commitment is $275,000,000.
“Aggregate Principal” means, on any date of determination, the sum of (i) the aggregate outstanding principal amount of all Advances (other than in respect of Loans relating to Letters of Credit) outstanding on such date and (ii) the Letter of Credit Liability on such date.
“Aggregate Reduction” has the meaning provided in Section 1.3.
“Agreement” means this Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.
“Allocation Limit” has the meaning provided in Section 1.1(a).
“Alternate Base Rate” means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. In addition, the Alternate Base Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
“Alternate Base Rate Loan” means a Loan which bears interest at the Alternate Base Rate or the Default Rate.
“Applicable Percentage” has the meaning provided in the Fee Letter.
“Approved Currency” means Dollars, Canadian Dollars and Yen, and any other currency that is the lawful currency of an Approved Obligor Jurisdiction that is approved in writing by the Administrative Agent.
“Approved Obligor Jurisdiction” means any country which is a member of the Organization for Economic Cooperation and Development, excluding (a) the province of Quebec in the country of Canada or (b) any country whose Governmental Authority (i) shall have admitted in writing its inability to pay its debts as the same become due, (ii) shall have declared a moratorium on the payment of its debts or the debts of any Governmental Authority of such country or (iii) shall have ceased to be a member of the International Monetary Fund or ceased to be eligible to use the resources of the International Monetary Fund or (c) any country with respect to which the U.S. shall have imposed economic sanctions.

“Assignment Agreement” has the meaning provided in Section 12.1(b).
“Auto Extension Letter of Credit” has the meaning specified in Section 1.7(b)(ii).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.) and any successor statute thereto.
“Borrower” has the meaning provided in the preamble to this Agreement.
“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.
“Borrowing Date” means a Business Day on which an Advance is made hereunder.
“Borrowing Limit” has the meaning provided in Section 1.1(a)(i).
“Borrowing Notice” has the meaning provided in Section 1.2.
“Broken Funding Costs” means for any CP Rate Loan or LIBO Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the applicable Liquidity Agreement or (d) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, whether voluntarily or due to the occurrence of the Commitment Termination Date, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York, Toronto, Ontario or The Depositary Trust Company of New York is open for business and, if the applicable Business Day relates to any determination of a LIBO Rate, on which dealings are carried on in the London interbank market.
“Calculation Period” means each fiscal calendar month of Smithfield or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Advance hereunder and the final Calculation Period shall terminate on the Final Payout Date.
“Canadian Dollars” and the sign “C$” means the lawful currency of Canada.
“Canadian Originator” has the meaning provided in the Receivables Sale Agreement.
“Cash Collateralize” has the meaning specified in Section 1.7(g)(i).
“Change of Control” has the meaning provided in the Receivables Sale Agreement.
“Closing Date” means June 9, 2011.
“Co-Agent” means with respect to each Lender, the agent appointed to act on behalf of such Lender in the applicable Lender Supplement.
“Collateral” has the meaning provided in Section 13.1.
“Collection Account” has the meaning provided in the Receivables Sale Agreement.
“Collection Account Agreement” has the meaning provided in the Receivables Sale Agreement.
“Collection Bank” has the meaning provided in the Receivables Sale Agreement.
“Collection Notice” means a notice from the Administrative Agent to a Collection Bank in the form attached to each Collection Account Agreement.
“Collections” has the meaning provided in the Receivables Sale Agreement.
“Commencement Date” has the meaning provided in the Receivables Sale Agreement.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit, in each case, in the commercial paper market.
“Commitment” means, for each Committed Lender, the commitment of such Committed Lender to make (i) in the case of an Unaffiliated Committed Lender, its

Percentage of Loans to Borrower hereunder or (ii) in the case of a Committed Lender in a Conduit Group, its Pro Rata Share of such Conduit Group’s Percentage of Loans to Borrower hereunder in the event the applicable Conduit elects not to fund any Advance, in either case, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name on Schedule A to this Agreement.
“Commitment Termination Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (other than Section 6.2(d)(ii)(B)) are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Default described in Section 9.1(j), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Event of Default, and (iv) the date which is ten (10) Business Days after the Administrative Agent’s receipt of written notice from the Borrower that it wishes to terminate the facility evidenced by this Agreement.
“Committed Lenders” means (i) each Unaffiliated Committed Lender and (ii) with respect to each Conduit Group, the banks or other financial institutions and their respective successors and permitted assigns under each Conduit Group’s Liquidity Agreement.
“Conduit” means any Lender that is designated as the Conduit in the Lender Supplement or in the Assignment Agreement pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Percentage assumed by such assignee pursuant to its respective Assignment Agreement.
“Conduit Group” means, collectively, (i) a Conduit or Conduits, as the case may be, (ii) the Committed Lenders with respect to such Conduit or Conduits and (iii) the applicable Co-Agent for such Conduit or Conduits.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
“Contract” has the meaning provided in the Receivables Sale Agreement.
“CP Costs” means:
(a)    for a Pool Funded Conduit, for each day, the sum of, without duplication, (i) discount or interest accrued on such Conduit’s Pooled Commercial Paper at the applicable CP Rate on such day, plus (ii) any and all accrued commissions in respect of its placement agents and its Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Conduit’s Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Conduit’s Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received by or on behalf of such Conduit on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with such Conduit’s Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of such Conduit’s Broken Funding Costs related to the prepayment of any investment of such Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper. In addition to the foregoing costs, if Borrower (or the Servicer, on Borrower’s behalf) shall request any Advance during any period of time determined by a Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to its Conduit’s Loan included in such Advance, the principal associated with any such Loan of such Conduit shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal; and
(b)    for a Conduit that is not a Pool Funded Conduit, for each day, the sum of (x) discount or interest accrued on its Related Commercial Paper at the applicable CP Rate on such day, plus (y) any and all accrued commissions and fees of placement agents, dealers and issuing and paying agents incurred in respect of such Related Commercial Paper for such day, plus (z) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day.
“CP Rate” means, for any CP Tranche Period of any Conduit,
(a)    for any CP Rate Loans funded by a Pool Funded Conduit, a rate per annum that, when applied to the outstanding principal balance of such CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Conduit’s CP Costs for such CP Tranche Period; and
(b)    for any CP Rate Loans funded by a Conduit that is not a Pool Funded Conduit, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which such Conduit’s Related Commercial Paper outstanding during such CP Tranche Period has been or may be sold by any placement agent or commercial paper dealer selected by such Conduit’s Co-Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Related Commercial Paper, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.
“CP Rate Loan” means, for each Loan of a Conduit prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) the occurrence of an Event of Default and the commencement of the accrual of Interest thereon at the Default Rate.

“CP Tranche Period” means with respect to any Loan of any Conduit that is not funded with Pooled Commercial Paper, a period of days from 1 Business Day up to the number of days (not to exceed 60 days) necessary to extend such period to include the next Settlement Date, commencing on a Business Day, which period is either (i) requested by Borrower and agreed to by such Conduit or such Conduit’s Co-Agent or (ii) in the absence of such request and agreement, selected by such Conduit or such Conduit’s Co-Agent (it being understood that the goal shall be to select a period which ends on or as close to the next Settlement Date as possible).
“Credit and Collection Policy” has the meaning provided in the Receivables Sale Agreement.
“Credit Insurance Policy” means an export credit insurance policy in favor of the Borrower covering risk of default and insolvency of export customers.
“Cut-Off Date” means the last day of a Calculation Period.
“Days Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
“Debt” has the meaning provided in the Receivables Sale Agreement.
“Deemed Collections” means Collections deemed received by Borrower under Section 1.4(a).
“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Outstanding Balance of Receivables created during the three (3) Calculation Periods ending on such Cut-Off Date, by (ii) the Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.
“Default Rate” means a rate per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00%, changing when and as the Prime Rate changes; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law.
“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate Outstanding Balance of Receivables created during the Calculation Period occurring three (3) months prior to the Calculation Period ending on such Cut-Off Date.
“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such payment.
“Defaulting Lender” means (a) any Committed Lender that (i) has failed to perform any of its funding obligations hereunder within one Business Day of the date required to be funded by it hereunder (other than failures to fund solely as a result of (A) a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Advance date, but only for such time as such Committed Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, (B) a failure to disburse due to an administrative error or omission by such Committed Lender, or (C) a failure to disburse due to force majeure, computer malfunctions, interruption or communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control), (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement, or (iii) has failed to confirm in writing that it intends to comply with its funding obligation under this Agreement, by the date requested by the Administrative Agent in writing following the Administrative Agent’s determination that it has a reasonable basis to believe that such Committed Lender will not comply with its funding obligations under this Agreement, (b) any Committed Lender that is the subject of an Event of Bankruptcy or (c) any assignee of a Defaulting Lender under applicable law as contemplated in the last sentence of Section 12.1(c)(v).
“Defaulting Lender Excess” means, with respect to any Defaulting Lender at any time, the excess, if any, at such time of (i) an amount equal to such Defaulting Lender’s Percentage multiplied by the Aggregate Principal (calculated as if any other Defaulting Lenders had funded all of their respective Loans) over (ii) the aggregate principal amount of all Loans made by such Defaulting Lender.
“Defaulting Lender Group” means any Conduit Group that includes a Defaulting Lender.
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Delinquent Receivable” means a Receivable, (i) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original invoice date for such payment and (ii) which is not a Defaulted Receivable.
“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions (other than cash discounts), which included returns, adjustments, rebates, discounts or retropricing during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate Outstanding Balance of Receivables created during the Calculation Period ending on such Cut-Off Date.
“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:
(a)    the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times
(b)    the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
“Dollars” and the sign “$” means lawful currency of the United States of America.

“Effective Date” has the meaning provided in the Receivables Sale Agreement.
“Eligible Assignee” means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s.
“Eligible Government Receivable” means an Eligible Receivable that is a Government Receivable.
“Eligible Receivable” means, at any time, a Receivable:
(a)    the Obligor of which (i) is not an Affiliate of any of the parties hereto, (ii) is not an individual, (iii) is not a government or a governmental subdivision or agency if the addition of such Receivable shall cause the Government Receivable Excess to be greater than zero, (iv) is not insolvent or has not entered into any insolvency proceedings, (v) is a resident of an Approved Obligor Jurisdiction and (vi) is not a Quebec Receivable,
(b)    (i) which by its terms is due and payable not greater than 30 days from the original invoice date thereof and (ii) which is not a Delinquent Receivable,
(c)    which is not owing from an Obligor (together with any affiliated Obligors) as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor (together with any affiliated Obligors) are Delinquent Receivables,

(d)    which is an “account” under the PPSA or within the meaning of Article 9 of the UCC of all applicable jurisdictions,
(e)    which is denominated and payable only in an Approved Currency,
(f)    which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
(g)    which arises under a Contract which (A) (i) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract or (ii) for which consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract has been obtained from the Obligor under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,
(i)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
(j)    which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(k)    which satisfies all applicable requirements of the Credit and Collection Policy,
(l)    which was generated in the ordinary course of the applicable Originator’s business,
(m)    which (i) arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part) and (ii) does not constitute sales tax, finance charges, service charges or similar charges (other than GST or VAT) (it being understood that only the portion of such Receivable so constituted shall not be eligible),
(n)    which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such

Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),
(o)    as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(p)    as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,
(q)    all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim, and
(r)    which is not originated on a “billed but not shipped,” “bill and hold,” “guaranteed sale,” “sale and return,” “sale on approval,” “progress billed,” “consignment” or similar basis;
provided, that, so long as the long term unsecured senior debt ratings assigned to Smithfield by S&P and Moody’s are at least “B+” and “B1”, respectively, a Receivable that relates to In-Transit Collateral shall be deemed to satisfy any clause of this definition of “Eligible Receivable” to the extent that such clause is reasonably expected to be satisfied at the time such In-Transit Collateral is delivered to the related Obligor.
“Equity Interests” has the meaning provided in the Receivables Sale Agreement.
“ERISA” has the meaning provided in the Receivables Sale Agreement.
“ERISA Affiliate” has the meaning provided in the Receivables Sale Agreement.
“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Tax Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412 of the Tax Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Tax Code with respect to any Plan, or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in "at risk" status (within the meaning of Section 430 of the Tax Code or Title IV of ERISA); (g) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), Reorganization, or in endangered or critical status (within the meaning of Section 432 of the Tax Code or Section 305 or Title IV of ERISA).
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Article IX.
“Excluded Originator” has the meaning provided in the Receivables Sale Agreement.
“Excluded Receivable” has the meaning provided in the Receivables Sale Agreement.
“Excluded Taxes” has the meaning provided in Section 10.1(c).
“Executive Officer” has the meaning provided in the Receivables Sale Agreement.
“Facility Account” means Borrower’s account no. 4427176102.

“Facility Termination Date” means the earliest to occur of (i) the Scheduled Termination Date and (ii) the Commitment Termination Date.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Fee Letter dated as of June 9, 2011 among Performance Guarantor, the Borrower and the Agents, as it may be amended or modified and in effect from time to time.
“Final Payout Date” means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.
“Finance Charges” has the meaning provided in the Receivables Sale Agreement.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Receivable” means any Eligible Receivable, the Obligor of which is organized under the laws of, or has its chief executive office in, any jurisdiction other than the United States (or any political subdivision thereof).
“Foreign Receivable Excess” means, as of any date of determination, the amount, if any, by which the aggregate Outstanding Balance of all Foreign Receivables exceeds the then applicable Foreign Receivable Limit; provided however, that in no event shall the aggregate Outstanding Balance of all Foreign Receivables owed by Obligors located in any one jurisdiction (other than the United States) exceed 3.0% of the aggregate Outstanding Balance of all Eligible Receivables.
“Foreign Receivable Limit” means, as of any date of determination (a) prior to an Insurance Policy Ratings Trigger Event, an amount equal to the lesser of (i) 15.0% of the aggregate Outstanding Balance of all Eligible Receivables and (ii) the sum of (x) 5.0% of the aggregate Outstanding Balance of all Eligible Receivables and (y) the maximum amount (in Dollars) of coverage available under the Credit Insurance Policy; or (b) after an Insurance Policy Ratings Trigger Event, an amount equal to 5.0% the aggregate Outstanding Balance of all Eligible Receivables.

“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.
“Funding Source” means (i) each Committed Lender and (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.
“FX Reserve Amount” means, as of any date of determination, an amount equal to the product of (x) the applicable FX Reserve Percentage as of such date and (y) the aggregate Outstanding Balance of all Foreign Receivables denominated in an Approved Currency (other than Dollars) as of such date.
“FX Reserve Percentage” means [10.0]%; provided that the FX Reserve Percentage may, upon at least one Business Day’s written notice (together with an explanation therefor) by the Administrative Agent to the Borrower and the Servicer, be increased by the Administrative Agent at any time and in its discretion in accordance with its then current credit guidelines; provided, further, that the FX Reserve Percentage may, upon at least one Business Day’s written notice (together with an explanation therefor) by the Administrative Agent to the Borrower and the Servicer, be decreased by the Administrative Agent at any time with the consent or at the request of the Required Committed Lenders.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Government Receivable” means any Receivable, the Obligor of which is a government or governmental subdivision or agency of the United States (or any political subdivision thereof).
“Government Receivable Excess” means (i) prior to a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Government Receivables exceeds 2.5% of the Outstanding Balance of all Eligible Receivables or (ii) after a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Government Receivables exceeds 0.0% of the Outstanding Balance of all Eligible Receivables.
“GST” means all goods and services tax payable under Part IX of the Excise Tax Act (Canada) and harmonized sales tax in any participating province payable under the Excise Tax Act (Canada), as such statutes may be amended, supplemented or replaced from time to time.

“Honor Date” has the meaning specified in Section 1.7(c).
“In-Transit Collateral” means, as of any date of determination, any inventory of an Originator that (i) is in the process of being transported by such Originator to an Obligor pursuant to a Contract that is then expected to be delivered within five (5) or fewer calendar days, (ii) is covered by insurance in accordance with the applicable Originator’s normal business practices, and (iii) upon its receipt and acceptance by such Obligor, will give rise to an amount payable by such Obligor to such Originator under such Contract.
“In-Transit Receivable” means any Eligible Receivable relating to In-Transit Collateral. For the avoidance of doubt, an In-Transit Receivable shall no longer be deemed to be an Eligible Receivable on the date that any related inventory that at one time satisfied the definition of “In-Transit Collateral” fails to satisfy the definition of “In-Transit Collateral” except solely as a result of the delivery and acceptance of such inventory by the related Obligor.

“In-Transit Receivable Excess” means, as of any date of determination, the amount, if any, by which the aggregate Outstanding Balance of all In-Transit Receivables exceeds 20.0% of the Outstanding Balance of all Eligible Receivables.

“Indemnified Amounts” has the meaning specified in Section 10.1.

“Indemnified Party” has the meaning specified in Section 10.1.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” means a director of Borrower who (A) is not at the time of initial appointment or at any time during the continuation of his or her appointment as an Independent Director and has not been at any time during the five (5) years preceding such appointment: (i) an equity holder, director (other than an Independent Director), officer, employee, member, manager, attorney or partner of Borrower or any of its Affiliates; (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or any of its Affiliates; (iii) a Person or other entity controlling or under common control with any such equity holder, partner, member, customer, supplier or other Person; (iv) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person; or (v) a trustee in bankruptcy for Borrower or any of its Affiliates and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all “independent directors” thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Global Securitization Services, LLC, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation or, if none of those companies is then providing professional “independent directors”, another nationally recognized company reasonably approved by the Administrative Agent. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“Initial Contributed Assets” has the meaning provided in the Receivables Sale Agreement.

“Initial Purchased Assets” has the meaning provided in the Receivables Sale Agreement.
“Insurance Policy Ratings Trigger Event” means, (a) the long term unsecured senior debt of Euler Hermes North America Insurance Company or its ultimate parent company (or any other insurance company that issues a Credit Insurance Policy) ceases to be rated at least A and A2 by S&P or Moody’s, respectively, or (b) the Credit Insurance Policy ceases to be in full force and effect.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of June 9, 2011, among Rabobank, as administrative agent for the ABL Secured Parties (as defined therein), Rabobank, as Administrative Agent, the Borrower and each of the Loan Parties (as defined therein) party hereto, as the same has been modified pursuant to that certain letter agreement dated August 31, 2012 and that certain First Amendment to Amended and Restated Intercreditor Agreement dated as of the date hereof.

“Interest” means for each respective Interest Period relating to Loans of the Committed Lenders, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized (a) in the case of an Interest Period for the LIBOR Rate, on a 360-day basis and (b) in the case of an Interest Period for the Alternate Base Rate or the Adjusted Federal Funds Rate, on a 365-day (or 366-day, when appropriate) basis.

“Interest Period” means, with respect to any Loan held by a Committed Lender:
(a)    if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Borrower, commencing on a Business Day selected by Borrower or such Co-Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or
(b)    if Interest for such Loan is calculated on the basis of the Alternate Base Rate or the Adjusted Federal Funds Rate, a period commencing on a Business Day selected by

Borrower and agreed to by the applicable Co-Agent; provided that no such period shall exceed one month.
If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Commitment Termination Date and would otherwise end on a date occurring after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date. The duration of each Interest Period which commences after the Commitment Termination Date shall be of such duration as selected by the applicable Co-Agent.
“Interest Rate” means, with respect to each Loan of the Committed Lenders, the LIBO Rate, the Adjusted Federal Funds Rate, the Alternate Base Rate or the Default Rate, as applicable.
“Interest and Servicing Reserve” means, for any Calculation Period, the product of (I) two (2) times (II) the sum (expressed as a percentage) of (i) the product of (a) a fraction the numerator of which is the average Specified Days Sales Outstanding for the most recent three (3) Calculation Periods and the denominator of which is 360 and (b) the Alternate Base Rate as of the immediately preceding Cut-Off Date plus the Applicable Percentage as of such Cut-Off Date and (ii) the product of (a) the Servicing Fee Rate times (b) a fraction the numerator of which is the average Specified Days Sales Outstanding for the most recent three (3) Calculation Periods and the denominator of which is 360.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Fee Letter” means that certain Fee Letter dated as of June 9, 2011 among Letter of Credit Issuer and the Borrower, as it may be amended or modified and in effect from time to time.
“L/C Funding” means a drawing under any Letter of Credit to the extent such drawing has not been reimbursed by the Borrower or refinanced through an Advance.
“L/C Participation Funding” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Funding pursuant to Section 1.7(c)(iii) hereof; provided, that any payment by a Lender under Section 1.7(g) to Cash Collateralize any Letter of Credit shall be deemed to be a L/C Participation Funding.

“Lender” means each Conduit, each Committed Lender and the Letter of Credit Issuer.
“Lender Supplement” means, with respect to any Lender, the information set forth in Schedule C to this Agreement in respect of such Lender, as it may be amended or otherwise modified from time to time by such Lender or the Lenders named therein.
“Letter of Credit” means a standby letter of credit issued in Dollars by the Letter of Credit Issuer pursuant to Section 1.7 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Application” means an application and agreement for standby letter of credit by and between the Borrower and the Letter of Credit Issuer in a form acceptable to the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended; provided, however, to the extent that the terms of such Letter of Credit Application are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.
“Letter of Credit Expiration Date” means the day that is the earlier of (i) the thirty (30) days prior to the Scheduled Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) or (ii) the Commitment Termination Date.
“Letter of Credit Fees” has the meaning specified in Section 1.8.
“Letter of Credit Issuer” means Rabobank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“Letter of Credit Liability” means, at any time, the aggregate undrawn face amount of all outstanding Letters of Credit at such time plus the amount of L/C Fundings then outstanding at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be deemed to mean the maximum face amount in Dollars of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

“LIBO Rate” means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>“ effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period; provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m.(New York City time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
“LIBO Rate Loan” means a Loan which bears interest at the LIBO Rate.
“Liquidity Agreement” means the liquidity asset purchase agreement between the Conduit of any Conduit Group and the Committed Lenders of such Conduit Group.
“Liquidity Commitment” means, as to each Committed Lender in any Conduit Group, its commitment to such Conduit Group’s Conduit under the Liquidity Agreements, (which shall equal 102% of such Conduit Group’s Percentage of the Aggregate Commitment hereunder).
“Liquidity Funding” means (a) a purchase made by any Committed Lender pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an applicable Conduit’s Loans, or (b) any Loan made by a Committed Lender in lieu of such Conduit pursuant to Section 1.1.
“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan, and Adjusted Federal Funds Rate Loan or a LIBO Rate Loan, selected in accordance with the terms of this Agreement.
“Loan Parties” has the meaning provided in the preamble to this Agreement.
“Lock-Box” has the meaning provided in the Receivables Sale Agreement.
“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
“Market Spread” means, on any date of determination, the positive difference between the Federal Funds Rate on such date of determination, and the 1-month LIBO Rate effective as of 11:00 A.M., London time, on such date of determination (and not as in effect two Business Days prior thereto).

“Material Adverse Effect” means (i) any material adverse effect on the business, assets, operations, property or condition, financial or otherwise of the Performance Guarantor and its Restricted Subsidiaries, taken as a whole, (ii) any material adverse effect on the abilities of the Loan Parties, taken as a whole, to perform their obligations under the Transaction Documents to which they are a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on the Administrative Agent’s interest (on behalf of itself and the Secured Parties) in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, (v) any material adverse effect on the collectability of the Receivables generally or of any material portion of the Receivables and (vi) material adverse effect on the rights of or benefits available to the Administrative Agent, the Letter of Credit Issuer, Co-Agents or the Lenders.
“Monthly Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.
“Monthly Reporting Date” means, with respect to any fiscal month of Borrower ending after the Commencement Date, the eighteenth (18th) Business Day following the end of such fiscal month.
“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.
“Multiemployer Plan” means a multiemployer benefit plan as defined in Section 4001(a)(3) of ERISA.
“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the Foreign Receivable Excess, (iii) the PASA Reserve Amount, (iv) the Volume Rebate Accrual Amount, (v) the In-Transit Receivable Excess and (vi) the FX Reserve Amount.
“Non-Extension Notice Date” has the meaning specified in Section 1.7(b)(ii).
“Non-Material Subsidiary” has the meaning provided in the Parent Credit Agreement.
“Obligations” means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, L/C Fee Letter, Broken Funding Costs and Indemnified Amounts.
“Obligor” has the meaning provided in the Receivables Sale Agreement.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit set forth below for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the long term unsecured senior debt ratings set forth below):

Short Term Rating (S&P/Moody’s)	Long Term Rating (S&P/Moody’s)	Maximum Allowable % of Eligible Receivables
A-1/P-1 or higher	AA- to A+/ Aa3 to A1 or higher	13.00%
A-2/P-2	A to BBB / A2 to Baa2	6.50%
A-3 or lower / P-3 or lower (Non-Investment Grade)	BBB- or lower / Baa3 or lower (Non-Investment Grade)	3.00%

; provided, however, that (a) if any Obligor has a split short term rating by S&P and Moody’s or a split long term rating by S&P and Moody’s, the applicable short term rating or long term rating, as applicable, will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve”, upon Borrower’s request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days’ written notice to the Loan Parties. Notwithstanding anything to the contrary contained herein, but subject to clause (c) of the immediately preceding proviso, a Special Concentration Limit of (i) 10.00% shall apply with respect to Receivables owed by The Kroger Co., provided that The Kroger Co. maintains a short term of rating A-2 or higher by S&P and P-2 or higher by Moody’s and a long term rating of BBB or higher by S&P and Baa2 or higher by Moody’s, as applicable, and (ii) 6.50% shall apply with respect to Receivables owed by U.S. Foodservice Inc., provided that U.S. Foodservice Inc. maintains a long term rating of B- or higher by S&P and B3 or higher by Moody’s and the Performance Guarantor maintains a long term rating of B+ or higher by S&P and B1 or higher by Moody’s.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Originator” has the meaning provided in the Receivables Sale Agreement, and such term excludes, for the purposes of this Agreement, any Excluded Originator.
“Outstanding Balance” has the meaning provided in the Receivables Sale Agreement.

“Parent Credit Agreement” means that certain Credit Agreement, dated as of June 9, 2011, by and among Smithfield, Rabobank and the guarantors and lenders party thereto from time to time, as the same may be amended from time to time in accordance with the terms thereof.
“Participant” has the meaning provided in Section 12.2.
“PASA” means the Packers and Stockyards Act of 1921, as amended.
“PASA Reserve Amount” means (a) prior to a Ratings Trigger Event, (i) 0.50 times (ii) the amount of all outstanding trade payables of Smithfield and its Subsidiaries, which are entitled to the benefits of the trust created under the Packers and Stockyards Act of 1921, as amended; or (b) after a Ratings Trigger Event, the amount of all outstanding trade payables of Smithfield and its Subsidiaries, which are entitled to the benefits of the trust created under the Packers and Stockyards Act of 1921, as amended.
“Payment Account” means, with respect to each Co-Agent, the account designated by such Co-Agent for receipt of payments hereunder and identified on the Lender Supplement.
“PBGC” has the meaning provided in the Receivables Sale Agreement.
“Percentage” means for (i) each Conduit Group, the ratio (expressed as a percentage) of the aggregate Commitments of the Committed Lenders in such Conduit Group to the Aggregate Commitment and (ii) each Unaffiliated Committed Lender, the ratio (expressed as a percentage) of its Commitment to the Aggregate Commitment.
“Performance Guarantor” means Smithfield.
“Performance Undertaking” means that certain Amended and Restated Performance Undertaking, dated as of the date hereof, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit VII, as the same may be amended, restated or otherwise modified from time to time.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pooled Commercial Paper” means, for each of the Pool Funded Conduits, the Commercial Paper of such Pool Funded Conduit subject to any particular pooling arrangement by such Conduit, but excluding Related Commercial Paper issued by any Pool

Funded Conduit for a tenor and in an amount specifically requested by any Person with any agreement effected by such Pool Funded Conduit.
“Pool Funded Conduits” means, at any time, the Conduits that have notified the Loan Parties that they will be pool-funding their Loans.
“PPSA” means, in respect of each province and territory of Canada (other than the Province of Quebec), the Personal Property Security Act as from time to time in effect in such province or territory.
“Prime Rate” means for each Lender, the rate of interest per annum publicly announced from time to time by its Co-Agent as its prime commercial lending rate or base rate in effect at its principal office for loans in the United States of America, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by such Co-Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by any Agent or Lender to any debtor).
“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Tax Code.
“Pro Rata Share” means, with respect to each Conduit Group on any date of determination, the ratio which the Liquidity Commitment of a Committed Lender in such Conduit Group bears to the sum of the Liquidity Commitments of all Committed Lenders in such Conduit Group.
“Proposed Reduction Date” has the meaning provided in Section 1.3.
“Purchasing Lender” has the meaning provided in Section 12.1(b).
“Quebec Receivable” means any Receivable originated by the Canadian Originator in respect of which: (a) the relevant Obligor is located in the Province of Quebec; or (b) payments under the relevant contract are required to be paid or are paid to a location or an account located in the Province of Quebec.
“Rabobank” has the meaning provided in the preamble to this Agreement.
“Rating Agency Condition” means, if applicable, that a Conduit has received written notice from S&P or Moody’s or any other rating agency then rating such Conduit’s Commercial Paper that the execution and delivery of, or an amendment, a change or a waiver of, this Agreement or the Receivables Sale Agreement will not result in a withdrawal or downgrade of the then current ratings on such Conduit’s Commercial Paper or, if applicable, the conditions required for post-closing review as described in a letter or letters from S&P or Moody’s or such other rating agency.

“Ratings Trigger Event” means, as of any date of determination, the lowering with regard to the Performance Guarantor of (i) S&P’s Corporate Credit Rating to below B-, or (ii) Moody’s Long Term Corporate Family Rating to below B3.
“Receivable” has the meaning provided in the Receivables Sale Agreement, and such term excludes, for the purposes of this Agreement, any Excluded Receivable.
“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of the date hereof, among Smithfield, SFFC, the Originators and the Borrower, as the same may be amended, restated or otherwise modified from time to time.
“Records” has the meaning provided in the Receivables Sale Agreement.
“Reduction Notice” has the meaning provided in Section 1.3.
“Register” has the meaning provided in Section 12.3.
“Regulatory Change” means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles or the adoption or making after such date of any interpretations, directives or requests of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any change in accounting standards or the issuance of any other pronouncement, release or interpretation (or revisions to the foregoing) that causes or requires the consolidation of all or a portion of the assets and liabilities of a Conduit or Borrower with the assets and liabilities of any Agent, any Committed Lender or any other Affected Entity shall constitute a Regulatory Change.
“Related Commercial Paper” means, for any period with respect to either Conduit, any Commercial Paper of such Conduit issued or deemed issued for purposes of financing or maintaining any Loan by such Conduit (including any discount, yield, or interest thereon) outstanding on any day during such period.
“Related Security” means, with respect to any Receivable: (i) all of Borrower’s interest in the Related Security (under and as defined in the Receivables Sale Agreement), (ii) all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, (iii) all of Borrower’s right, title and interest in, to and under the Performance Undertaking, and (iv) all proceeds of any of the foregoing.
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event” means any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Tax Code).

“Request for Letter of Credit” means any request substantially in the form of Exhibit VIII, containing the information specified therein, executed and delivered by the Borrower.

“Required Committed Lenders” means Committed Lenders holding in the aggregate more than fifty percent (50%) of the Aggregate Commitment
“Required Data” means ongoing information regarding the Collateral required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent, including in connection with any Lender’s regulatory capital requirements.
“Required Notice Period” means two (2) Business Days.
“Required Reserve” means, on any day during a Calculation Period, the product of (a) the sum of (i) the greater of (x) the Required Reserve Factor Floor and (y) the sum of the Loss Reserve and the Dilution Reserve and (ii) the Interest and Servicing Reserve times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.
“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 13% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).
“Restricted Subsidiary” has the meaning provided in the Receivables Sale Agreement.

“S&P” means Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business and any successor thereto.
“Scheduled Termination Date” means June 9, 2014.
“Secured Parties” means the Indemnified Parties.
“Servicer” means at any time the Person domiciled in the United States (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” means, for each day in a Calculation Period:
(a)    an amount equal to (i) the Servicing Fee Rate (or, at any time while Smithfield or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or
(b)    on and after the Servicer’s reasonable request made at any time when Smithfield or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.
“Servicing Fee Rate” means 1.0% per annum.
“Settlement Date” means (A) with respect to all Loans, the second (2nd) Business Day after each Monthly Reporting Date, and (B) in addition, with respect to Loans of the Committed Lenders, the last day of the relevant Interest Period.
“Settlement Period” means the immediately preceding Calculation Period (or portion thereof).
“SFFC” means SFFC, Inc., a Delaware corporation.
“Smithfield” has the meaning provided in the preamble to this Agreement.
“Specified Days Sales Outstanding” means, as of any day, an amount equal to the sum of (I) the product of (x) 91, times (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date, times (z) 0.85, and (II) the product of (x) 120, times (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three(3) Calculation Periods including and immediately preceding such Cut-Off Date, times (z) 0.15.
“Subordinated Lender” has the meaning provided in the Receivables Sale Agreement.
“Subordinated Loan” has the meaning provided in the Receivables Sale Agreement.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning provided in the Receivables Sale Agreement.
“Terminating Tranche” has the meaning provided in Section 4.3(b).
“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, any Letter of Credit, the Fee Letter, the L/C Fee Letter, the Intercreditor Agreement, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unaffiliated Committed Lender” means each Committed Lender that is not related to a Conduit Group.
“Unmatured Event of Default” means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.
“Unreimbursed Amount” has the meaning specified in Section 1.7(c).
“Unrestricted Subsidiary” has the meaning provided in the Receivables Sale Agreement.

“Volume Rebate” means, with respect to any Receivable, a rebate or refund as described in Section 1.4(a)(iii).
“Volume Rebate Accrual Amount” means, on any date of determination, the aggregate amount of all Volume Rebates that have accrued as of or on such date of determination.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Yen” and the sign “¥” means the lawful currency of Japan.
“Yield” means, the amounts described in Section 2.1.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II-A

FORM OF BORROWING NOTICE

---

SMITHFIELD RECEIVABLES FUNDING LLC

BORROWING NOTICE
dated ______________, 20__
for Borrowing on ________________, 20__

[Applicable Co-Agent]

Attention: [________________]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Security Agreement dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Smithfield Receivables Funding LLC (“Borrower”), Smithfield Foods, Inc., as initial Servicer, the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.
1.    The [Servicer, on behalf of] Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):
(a)    all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;
(b)    each of its representations and warranties contained in Section 5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;
(c)    no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Event of Default or Unmatured Event of Default;
(d)    the Facility Termination Date has not occurred; and
(e)    after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

2.    The [Servicer, on behalf of] Borrower hereby requests that the Lenders make an Advance on ___________, 20__ (the “Borrowing Date”) as follows:
(a)    Aggregate Amount of Advance: $_____________

(i)	[Conduit Group]’s Percentage of Advance: $[___________________]

(ii)	[Unaffiliated Committed Lender]’s Percentage of Advance: $[___________________]
(b)    To the extent any portion of an Advance is funded by Committed Lenders, [Servicer on behalf of] Borrower requests that the applicable Committed Lender(s) make [an Alternate Base Rate Loan] [an Adjusted Federal Funds Rate Loan] [that converts into] a LIBO Rate Loan with an Interest Period of _____ months on the third Business Day after the Borrowing Date).
3. Please disburse the proceeds of the Loans as follows:

(i)
[Conduit Group]: [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________].

(ii)
[Unaffiliated Committed Lender]: [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________].

Exhibit II-A-2

IN WITNESS WHEREOF, the [Servicer, on behalf of] Borrower has caused this Borrowing Notice to be executed and delivered as of this ____ day of ___________, _____.
[SMITHFIELD FOODS, INC., as Servicer, on behalf of:] [SMITHFIELD RECEIVABLES FUNDING LLC], as Borrower

By:
Name:
Title:

Exhibit II-A-3

EXHIBIT II-B

FORM OF REDUCTION NOTICE

---

SMITHFIELD RECEIVABLES FUNDING LLC

REDUCTION NOTICE
dated ______________, 20__
for reduction to occur on ________________, 20__

[Applicable Co-Agent]
Attention: [________________]
Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Security Agreement dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Smithfield Receivables Funding LLC (“Borrower”), Smithfield Foods, Inc., as initial Servicer, the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.
You are hereby irrevocably notified that Borrower wishes to make an Aggregate Reduction in the amount of $_____________ on ___________, 20__ (the “Proposed Reduction Date”).
[______________]’s Percentage of such Aggregate Reduction will be $[_______________.]
The undersigned agrees and acknowledges that any payments to the Agents or the Lenders must be made by 12:00 p.m. (New York City time).
IN WITNESS WHEREOF, the [Servicer, on behalf of] Borrower has caused this Reduction Notice to be executed and delivered as of the date set forth above.
[SMITHFIELD FOODS, INC., as Servicer, on behalf of:] [SMITHFIELD RECEIVABLES FUNDING LLC], as Borrower

By:
Name:
Title:

EXHIBIT III-A

PLACES OF BUSINESS OF THE LOAN PARTIES AND PERFORMANCE GUARANTOR; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

SMITHFIELD RECEIVABLES FUNDING LLC
Place of Business: Delaware
Locations of Records: 3411 Silverside Rd, 103 Baynard Bldg, Wilmington, DE 19810
Federal Employer Identification Number:
Legal, Trade and Assumed Names: None
Organizational Identification Number:

SMITHFIELD FOODS, INC.
Place of Business: Virginia
Locations of Records: 200 Commerce Street, Smithfield, Virginia 23430
Federal Employer Identification Number:
Legal, Trade and Assumed Names: None.
Organizational Identification Number:

EXHIBIT IV
FORM OF COMPLIANCE CERTIFICATE

To:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit and Security Agreement dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Smithfield Receivables Funding LLC (“Borrower”), Smithfield Foods, Inc. (the “Servicer”), the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected _________________ of Borrower.
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Performance Guarantor and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default, as each such term is defined under the Credit Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].
[4.    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ____________________]

The foregoing certifications are made and delivered as of ______________, 20__.

By:
Name:
Title:

Exhibit IV-2

EXHIBIT V
FORM OF ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).

PRELIMINARY STATEMENTS

A.    This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Amended and Restated Credit and Security Agreement dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Smithfield Receivables Funding LLC, as Borrower, Smithfield Foods, Inc., as initial Servicer, the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer, and that applicable Liquidity Agreement. Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement.
B.    Assignor is a Committed Lender party to the Credit Agreement [and the Liquidity Agreement dated as of ________ by and among _____________ (the “Liquidity Agreement”)], and Assignee wishes to become a Committed Lender thereunder; and
C.    Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Transaction Documents [and the Liquidity Agreement], including, without limitation, Assignor’s Commitment[, Assignor’s Liquidity Commitment] and (if applicable) Assignor’s Loans as set forth herein.
AGREEMENT

The parties hereto hereby agree as follows:
1.    The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the applicable Co-Agent to the Conduit in the Assignor’s Conduit Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Committed Lender party to the Credit Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2.    If Assignor has no outstanding principal under the Credit Agreement [or its Liquidity Agreement], on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment [and Liquidity Commitment] and all rights and obligations associated therewith under the terms of the Credit Agreement [and its Liquidity Agreement], including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under the Credit Agreement [and its Liquidity Agreement].
3.    If Assignor has any outstanding principal under the Credit Agreement [and its Liquidity Agreement], at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding principal of Assignor’s Loans [and, without duplication, Assignor’s Percentage Interests (as defined in the Liquidity Agreement)] (such amount, being hereinafter referred to as the “Assignee’s Principal”); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee’s Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment, Liquidity Commitment, Loans (if applicable) [and Percentage Interests (if applicable)] and all related rights and obligations under the Transaction Documents [and its Liquidity Agreement], including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under the Credit Agreement [and its Liquidity Agreement].
4.    Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit Agreement [or its Liquidity Agreement].
5.    Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
6.    By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agents and the Committed Lenders as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents [or its Liquidity Agreement] or the execution, legality, validity, enforceability,

Exhibit V-2

genuineness, sufficiency or value of Assignee, the Credit Agreement[, its Liquidity Agreement] or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor, any Affiliate of Borrower or the performance or observance by Borrower, any Obligor, any Affiliate of Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of each of the Transaction Documents [and the Liquidity Agreement], and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agents, Conduits, Borrower or any other Committed Lender or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents [and the Liquidity Agreement]; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents [and the Liquidity Agreement] as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of [its Liquidity Agreement,] the Credit Agreement and the other Transaction Documents, are required to be performed by it as a Committed Lender or, when applicable, as a Lender.
7.    Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Credit Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.
8.    Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.
9.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10.    Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of the Conduit in the Assignor’s Conduit Group, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exhibit V-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.
[ASSIGNOR]

By: _________________________
Title:

[ASSIGNEE]

By: __________________________
Title:

Exhibit V-4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: _____________, ______

Transferred Percentage:    ____________%

	A-1	A-2	B-1	B-2	C-1	C-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding principal (if any)	Ratable Share of Outstanding principal	Liquidity Commitment (prior to giving effect to the Assignment Agreement)	Liquidity Commitment (after giving effect to the Assignment Agreement)

	A-1	A-2	B-1	B-2	C-1	C-2
Assignee	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding principal (if any)	Ratable Share of Outstanding principal	Liquidity Commitment (prior to giving effect to the Assignment Agreement)	Liquidity Commitment (after giving effect to the Assignment Agreement)

Address for Notices

Attention:
Phone:
Fax:

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO:	, Assignor

TO:	, Assignor

The undersigned, as Administrative Agent under the Amended and Restated Credit and Security Agreement dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Smithfield Receivables Funding LLC (“Borrower”), Smithfield Foods, Inc., as initial Servicer, the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, 20__ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
1.    Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.
2.    Each of the undersigned hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Credit Agreement.
[3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]
Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:
Title:

[INSERT APPLICABLE CONDUIT’S NAME]

By:
Title:

Exhibit V-7

EXHIBIT VI
FORM OF MONTHLY REPORT
See attached.

EXHIBIT VII
FORM OF PERFORMANCE UNDERTAKING
THIS AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of January 31, 2013, is executed by Smithfield Foods, Inc., a Virginia corporation (the “Performance Guarantor”), in favor of Smithfield Receivables Funding LLC, a Delaware limited liability company (the “Recipient”).
RECITALS

1.    Farmland Foods, Inc. a Delaware corporation, Smithfield of Canada, Ltd., a company incorporated under the laws of Canada, The Smithfield Packing Company, Incorporated, a Delaware corporation, Smithfield Global Products, Inc., a Delaware corporation, John Morrell & Co., a Delaware corporation, Patrick Cudahy, LLC, a Delaware limited liability company, Premium Pet Health, LLC, a Delaware limited liability company, and Armour-Eckrich Meats LLC, a Delaware limited liability company (collectively, unless excluded as an Excluded Originator pursuant to the Sale Agreement, the “Originators”), the Performance Guarantor and the Recipient have entered into an Amended and Restated Receivables Sale Agreement, dated as of January 31, 2013 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, are transferring all of their respective right, title and interest in certain of their accounts receivable to Performance Guarantor, which Performance Guarantor is then contributing to SFFC and SFFC to Recipient, and each of the Originators is selling all of their respective right, title and interest in and to their remaining accounts receivable and other Receivables to Recipient.
2.    Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock or limited liability company interests, as applicable, of each of the Originators, SFFC, and Recipient, and each of the Originators, SFFC and Performance Guarantor is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient, as applicable, pursuant to the Sale Agreement (which benefits are hereby acknowledged).
3.    As an inducement for Recipient to acquire each Originator’s accounts receivable and other Receivables pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Originators of their obligations under the Sale Agreement, subject to the terms and conditions of this Undertaking.
4.    Performance Guarantor wishes to guaranty the due and punctual performance by Originators of the obligations described in clause 3 above as provided herein.

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:
Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined) and the rules of interpretation set forth in the Sale Agreement shall apply as if set forth herein. In addition:
“Agreements” means the Sale Agreement and the Credit and Security Agreement, collectively.
“Credit and Security Agreement” means that certain Amended and Restated Credit and Security Agreement, dated as of January 31, 2013 by and among Recipient, as Borrower, Performance Guarantor, as Servicer, the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and Letter of Credit Issuer, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Guaranteed Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason; provided that, the “Guaranteed Obligations” shall expressly exclude any of the foregoing obligations to the extent that the failure by the relevant Originator to perform or pay such obligations results from any Receivable not being collected from or paid by, or otherwise being uncollectible from, the relevant Obligor on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable.
Section 2.    Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agents or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient may cause the immediate performance by

Exhibit VII-2

Performance Guarantor of such Guaranteed Obligations and cause any such payment Guaranteed Obligations to become forthwith due and payable to Recipient, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is a guarantee of payment and not of collection.
Section 3.    Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient, forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with enforcing this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Default Rate.
Section 4.    Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient in reliance on this Undertaking, and any requirement that Recipient be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Event of Default, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Event of Default, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any

Exhibit VII-3

agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
Section 5.    Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.
Section 6.    Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:
(a)    Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction

Exhibit VII-4

in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor, enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c)    No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance by Performance Guarantor of its obligations hereunder, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.
(d)    Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor’s knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder.
Section 7.    Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agents or any Lender against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Lenders against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff,

Exhibit VII-5

recoupment or counterclaim against any Originator in respect of any liability of Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agents or the Lenders. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full; provided that so long as no such default has occurred and is continuing, any Originator shall be entitled to make payments and Performance Guarantor shall be entitled to receive payments in respect of any such subordinated indebtedness. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any default in the payment or performance of any of the Guaranteed Obligations is continuing, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient and be paid over to Recipient on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.
Section 8.    Termination of Performance Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated; provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.
Section 9.    Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

Exhibit VII-6

Section 10.    Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.
Section 11.    Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of Tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any deductions or withholding applicable to additional amounts payable under this Section 11), Recipient receives a net sum equal to the sum which it would have received had no deduction or withholding been made.
Section 12.    Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient, provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
Section 13.    Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and each Agent. Without limiting the generality of the foregoing sentence, Recipient may assign, pledge or otherwise transfer this Undertaking in connection with any assignment by it of any Agreement or its rights or obligations thereunder expressly permitted under the Agreements to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.
Section 14.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 15.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance

Exhibit VII-7

Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.
Section 16.    GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
Section 17.    CONSENT TO JURISDICTION. EACH PARTY TO THIS UNDERTAKING HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS UNDERTAKING, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS UNDERTAKING SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
Section 18.    Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Debt of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 19.    Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or

Exhibit VII-8

collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.
SMITHFIELD FOODS, INC.

By:
Name:
Title:

Address for Notices:

Address:	Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Robert Manly
Telecopy No: 757-365-3025
and Ken Sullivan
Telecopy No: 757-365-3070

Exhibit VII-9

EXHIBIT VIII
FORM OF REQUEST FOR LETTER OF CREDIT

TO:     [RABOBANK]

Pursuant to Section 1.7, of the Amended and Restated Credit and Security Agreement, dated as of January 31, 2013 (as amended or otherwise modified from time to time, the “Agreement”) among Smithfield Receivables Funding LLC, a Delaware limited liability company (the “Borrower”), Smithfield Foods, Inc., a Virginia corporation, as initial servicer (the “Servicer”), the Lenders and Co-Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as letter of credit issuer (in such capacity, the “Letter of Credit Issuer”), the Borrower hereby requests a Letter of Credit to be issued on the following terms:

(a) Business Day on which the Letter of Credit is to be issued:

(b) Amount (in Dollars):

(c) Expiry Date:

(d) Name and address of beneficiary:

Attached hereto are the following:

(i) a copy of the proposed Letter of Credit;

(ii) a Letter of Credit Application; and

(iii) a true and correct calculation of the Borrowing Limit.

With respect to the foregoing requested L/C Credit Extension, the Borrower hereby certifies as follows:

(A) immediately after giving effect to the requested L/C Credit Extension, the Aggregate Principal shall not exceed the Borrowing Limit; and

(B) as of the date hereof and the date of the L/C Credit Extension, (1) no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (2) all of the representations and warranties made by each of the Borrower and the Servicer set forth in each Transaction Document to which it is a party are true and correct in all material respects on and as of the date hereof and the date of the L/C Credit Extension; and

(C) the conditions to the L/C Credit Extension set forth in Section 1.7(a)(ii) will be satisfied at the time of the L/C Credit Extension.

Exhibit VIII-1

Capitalized terms used but not herein defined shall have the meanings given such terms in the Agreement.

Dated: __________________, 201_

Smithfield Receivables Funding LLC

By:
Title:

Exhibit VII-2

SCHEDULE A

COMMITMENTS OF COMMITTED LENDERS

COMMITTED LENDER	COMMITMENT

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch	$275,000,000

Exhibit VIII-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
ON OR PRIOR TO EFFECTIVENESS OF THIS AGREEMENT

[Closing Document Checklist to be Inserted]

Schedule B-1

SCHEDULE C
LENDER SUPPLEMENT

Lender Group:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
Co-Agent	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
Address for Notices:
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
c/o Securitization - Transaction Management
Rabobank International
245 Park Avenue
New York, NY 10167
Phone: (212) 808-6806
Fax: (914) 304-9324

Conduit(s):	Nieuw Amsterdam Receivables Corporation
Address for Notices and Investing Office:
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
c/o Securitization - Transaction Management
Rabobank International
245 Park Avenue
New York, NY 10167
Phone: (212) 808-6806
Fax: (914) 304-9324

With a copy to:

Nieuw Amsterdam Receivables Corp.
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attention: Bill Pierce
Phone: (631) 930-7226
Fax: (212) 302-8767
Email: nieuwam@gssnyc.com

Committed Lender:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch

Percentage:	100%

Schedule C-1

Address for Notices and Investing Office:
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
c/o Securitization - Transaction Management
Rabobank International
245 Park Avenue
New York, NY 10167
Phone: (212) 808-6806
Fax: (914) 304-9324

Address for correspondence to the Letter of Credit Issuer:	c/o Rambo Support Services Inc. 10 Exchange Place 16th Floor Jersey City, NY 07302 Attn: Bibi Mohammed

Payment Account Wire Information:
Nieuw Amsterdam Receivables Corporation

Fed ABA
Fed Bank
Account No.
Attention:
REF:

Structuring Fee Wiring Instructions:
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch

Fed ABA
Swift Code:
Fed Bank
Account No.
FAO:
Attention:
REF:

Schedule C-2

Letter of Credit Issuer Payment Instructions:	Fed ABA Fed Bank Account No. Account Name For Further Credit to: Attention: REF:

Schedule C-3